Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238050
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.450% Notes due 2028	$500,000,000	100.875%	$504,375,000	$55,027.32
2.625% Notes due 2031	$1,300,000,000	100.00%	$1,300,000,000	$141,830.00
Total			$1,804,375,000	$196,857.32
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2020)
$1,800,000,000

Centene Corporation
2.450% Senior Notes due 2028
2.625% Senior Notes due 2031
Centene Corporation (“Centene,” the “Company” or “we”) is offering $500,000,000 in aggregate principal amount of additional 2.450% senior notes due 2028 (the “additional 2.450% 2028 notes”) that will constitute a further issuance of the $1,800,000,000 aggregate principal amount of 2.450% senior notes due 2028 that were issued on July 1, 2021 (the “existing 2.450% 2028 notes” and, together with the additional 2.450% 2028 notes, the “2028 notes”) and $1,300,000,000 in aggregate principal amount of 2.625% senior notes due 2031 (the “2031 notes” and, together with the 2028 notes, the “notes”).
The terms of the additional 2.450% 2028 notes will be identical to the terms of the existing 2.450% 2028 notes, other than the issue date and the issue price. The additional 2.450% 2028 notes will be fungible with, and will have the same CUSIP numbers and ISINs as, the existing 2.450% 2028 notes immediately upon closing.
Centene will pay interest on the additional 2.450% 2028 notes on January 15 and July 15 of each year, commencing on January 15, 2022. Interest on the additional 2.450% 2028 notes will be deemed to have accrued from July 1, 2021, which was the date of issuance of the existing 2.450% 2028 notes, and the purchase price for the additional 2.450% 2028 notes will include accrued interest on the additional 2.450% 2028 notes from July 1, 2021 to, but not including, the date of issuance of the additional 2.450% 2028 notes. The additional 2.450% 2028 notes will mature on July 15, 2028.
Centene will pay interest on the 2031 notes on August 1 and February 1 of each year, commencing on February 1, 2022. The 2031 notes will mature on August 1, 2031.
We may redeem the notes, in whole or in part, at our option at any time at the redemption prices described under “Description of the 2.450% 2028 Notes—Optional Redemption” and “Description of the 2031 Notes—Optional Redemption.” The additional 2.450% 2028 notes and the 2031 notes will be our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt and will be senior in right of payment to all of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the additional 2.450% 2028 notes and the 2031 notes. The additional 2.450% 2028 notes and the 2031 notes will not be guaranteed by any of our subsidiaries. As a result, the additional 2.450% 2028 notes and the 2031 notes will be structurally subordinated to any obligations of our subsidiaries, including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long term liabilities. In addition, the additional 2.450% 2028 notes and the 2031 notes will be effectively junior to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations.
The additional 2.450% 2028 notes and the 2031 notes will not be listed on any securities exchange. Currently, there is no public market for the 2031 notes.
Investing in the additional 2.450% 2028 notes and the 2031 notes involves substantial risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement. Before investing in the additional 2.450% 2028 notes and the 2031 notes, you should also consider the risks described under “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and in our quarterly reports on Form 10-Q, which have been incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per Additional 2.450% 2028 Note	Total	Per 2031 Note	Total
Price to the public(1)	100.875%	$504,375,000	100.00%	$1,300,000,000
Underwriting discounts and commissions	0.875%	$4,375,000	0.875%	$11,375,000
Proceeds to us (before expenses)	100.00%	$500,000,000	99.152%	$1,288,625,000
(1)	Plus accrued interest, if any, from July 1, 2021, with respect to the additional 2.450% 2028 notes. Plus accrued interest, if any, from August 12, 2021, with respect to the 2031 notes.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the additional 2.450% 2028 notes and the 2031 notes offered hereby to purchasers in book-entry form on or about August 12, 2021.
Joint Active Book-Running Managers
J.P. Morgan
BofA Securities	Truist Securities	Wells Fargo Securities	Barclays
Co-Managers
MUFG	Fifth Third Securities	US Bancorp	Regions Securities LLC
PNC Capital Markets LLC	BMO Capital Markets	Allen & Company LLC	Stifel	CIBC Capital Markets
Prospectus Supplement dated July 29, 2021

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing term sheet prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Prospectus Supplement
Prospectus
S-i

We expect that delivery of the additional 2.450% 2028 notes and the 2031 notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of confirmation of orders with respect to the additional 2.450% 2028 notes and the 2031 notes and the date of this prospectus supplement (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the additional 2.450% 2028 notes or the 2031 notes prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the additional 2.450% 2028 notes and the 2031 notes initially will settle T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the additional 2.450% 2028 notes and the 2031 notes who wish to trade the additional 2.450% 2028 notes or the 2031 notes prior to their date of delivery hereunder should consult their own advisors.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the additional 2.450% 2028 notes and the 2031 notes we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the additional 2.450% 2028 notes and the 2031 notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information and Incorporation by Reference,” before investing in the additional 2.450% 2028 notes and the 2031 notes.
Unless otherwise indicated or the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries after giving effect to the WellCare Acquisition (as defined below), but not giving effect to the Magellan Acquisition (as defined below).
PRESENTATION OF FINANCIAL INFORMATION
The body of generally accepted accounting principles in the United States is referred to as “GAAP.” A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure.
This prospectus supplement contains information relating to “Adjusted EBITDA,” which is a non-GAAP measure. Our measurement of Adjusted EBITDA is not comparable to those of other companies. We use Adjusted EBITDA internally to allow management to focus on period-to-period changes in our core business operations. Therefore, we believe that Adjusted EBITDA is meaningful to investors in addition to the information contained in the GAAP presentation of financial information included or incorporated by reference in this prospectus supplement. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. You are therefore cautioned not to place undue reliance on Adjusted EBITDA and a reconciliation of Adjusted EBITDA to its most directly comparable financial measures calculated in accordance with GAAP is presented under “Summary—Summary Historical Consolidated Financial Information.”
INDUSTRY AND MARKET DATA
Throughout this prospectus supplement and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding the healthcare industry. We obtained this information and these statistics from various third-party sources, discussions with state regulators and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness. In addition, certain of these third party sources, information and statistics were published before the global COVID-19 (as defined below) pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.
S-iii

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this offering, except as otherwise described below.
The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement as described below.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 27, 2021 and July 27, 2021;
•
our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 8, 2021, February 10, 2021, February 11, 2021, February 17, 2021, February 18, 2021, March 11, 2021, March 19, 2021, April 30, 2021, May 7, 2021, June 14, 2021, June 25, 2021, July 1, 2021 and July 15, 2021; and

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 12, 2021 that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2020.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, we incorporate by reference (i) any future filings we make with the SEC and (ii) Item 15(c) of any Annual Reports on Form 10-K under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone from the company at the following address and telephone number:
By Mail:
Centene
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477
S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, included or incorporated by reference in this prospectus supplement are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). Centene intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our proposed acquisition of Magellan Health (the “Magellan Acquisition”), our recently completed acquisition of WellCare Health Plans, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“WellCare,” and such acquisition, the “WellCare Acquisition”), other recent and future acquisitions, investments and the adequacy of our available cash resources and our settlements with Ohio and Mississippi to resolve claims and/or allegations made by the states with regard to practices at Envolve Pharmacy Solutions, Inc. (“Envolve”), as our pharmacy benefits manager subsidiary, and other possible future claims and settlements related to the practices at Envolve and our ability to settle claims with other states within the reserve estimate we have recorded and on other acceptable terms, or at all.
These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements included or incorporated by reference in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to:
•	the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations and the response by governments and other third parties;
•
the risk that regulatory or other approvals required for the Magellan Acquisition may be delayed or not obtained or are subject to unanticipated conditions that could require the exertion of management’s time and our resources or otherwise have an adverse effect on us;

•
the possibility that certain conditions to the consummation of the Magellan Acquisition will not be satisfied or completed on a timely basis and accordingly, the Magellan Acquisition may not be consummated on a timely basis or at all;

•	uncertainty as to the expected financial performance of the combined company following completion of the Magellan Acquisition;
•
the possibility that the expected synergies and value creation from the Magellan Acquisition or the WellCare Acquisition (or other acquired businesses) will not be realized, or will not be realized within the respective expected time periods;

S-v

•
the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Magellan Acquisition or that the integration of Magellan Health will be more difficult or time consuming than expected;

•
the risk that potential litigation in connection with the Magellan Acquisition may affect the timing or occurrence of the Magellan Acquisition or result in significant costs of defense, indemnification and liability;

•	a downgrade of the credit rating of our indebtedness;
•	the inability to retain key personnel;
•
disruption from the announcement, pendency, completion and/or integration of the Magellan Acquisition or from the integration of the WellCare Acquisition, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;

•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19;
•	competition;
•	membership and revenue declines or unexpected trends;
•	changes in healthcare practices, new technologies, and advances in medicine;
•	increased healthcare costs;
•	changes in economic, political or market conditions;
•
changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the ACA and any regulations enacted thereunder that may result from changing political conditions, the new administration or judicial actions;

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•	our ability to adequately price products;
•	tax matters;
•	disasters or major epidemics;
•	changes in expected contract start dates;
•	provider, state, federal, foreign and other contract changes and timing of regulatory approval of contracts;
•	the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers);
•
the difficulty of predicting the timing or outcome of legal or regulatory proceedings or matters, including claims against our PBM business or whether additional claims, reviews or investigations relating to our PBM business will be brought by states, the federal government or shareholder litigants, or government investigations;

•	challenges to our contract awards;
•	cyber-attacks or other privacy or data security incidents;
•
the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions, including the Magellan Acquisition;

S-vi

•	disruption caused by significant completed and pending acquisitions making it more difficult to maintain business and operational relationships;
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions;
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;
•	the risk that acquired businesses will not be integrated successfully;
•	restrictions and limitations in connection with our indebtedness;
•
our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (“CMS”) Star ratings (“Star ratings”) and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;

•	availability of debt and equity financing, on terms that are favorable to us;
•	inflation; and
•	foreign currency fluctuations.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and you should consider such risks before investing in the additional 2.450% 2028 notes and the 2031 notes. The “Risk Factors” section of this prospectus supplement contains a further discussion of these and other important factors that could cause actual results to differ from expectations. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.
S-vii

SUMMARY
This summary highlights information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in the additional 2.450% 2028 notes and the 2031 notes. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the sections titled “Risk Factors,” “Description of the Additional 2.450% 2028 Notes” and “Description of the 2031 Notes” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.
Centene Corporation
We are a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. We take a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach, including member and provider services, enables us to provide accessible, quality, culturally-sensitive healthcare coverage to our communities. Our population health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.
Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our stock is publicly traded on the New York Stock Exchange under the ticker symbol “CNC.” Our principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and our telephone number is (314) 725-4477.
We operate in two segments: Managed Care and Specialty Services. Our Managed Care segment provides health plan coverage to individuals through government subsidized and commercial programs. Our Specialty Services segment includes companies offering diversified healthcare services and products to our Managed Care segment and other external customers. For the six months ended June 30, 2021, our Managed Care and Specialty Services segments accounted for 95% and 5%, respectively, of our total external revenues. Our membership totaled 25.4 million as of June 30, 2021. For the six months ended June 30, 2021, our total revenues and net earnings attributable to Centene were $61.0 billion and $164 million, respectively, and our total cash flow from operations was $1.7 billion.
Recent Developments
Redemption of 5.375% 2026 Notes
We intend to use the net proceeds from this offering, together with a portion of the proceeds from the Credit Facility Transactions (as defined below) and cash on hand to redeem all of (i) our outstanding 5.375% Senior Notes due June 1, 2026, of which $1,800,000,000 is currently outstanding (the “June 5.375% 2026 notes”), in accordance with the terms of the indenture governing the June 5.375% 2026 notes (the “June 2026 notes redemption”), (ii) our outstanding 5.375% Senior Notes due August 15, 2026, of which $747,218,000 is currently outstanding (the “August 5.375% 2026 notes”), in accordance with the terms of the indenture governing the August 5.375% 2026 notes (the “August 2026 notes redemption”) and (iii) WellCare’s 5.375% Senior Notes due 2026, of which $2,782,000 is currently outstanding (the “5.375% stub notes” and, together with the June 5.375% 2026 notes and the August 5.375% 2026 notes, the “5.375% 2026 notes”), in accordance with the terms of the indenture governing the 5.375% stub notes (the “5.375% stub notes redemption” and, together with the June 2026 notes redemption and the August 2026 notes redemption, the “note redemptions”).
The redemption price of the June 5.375% 2026 notes will be equal to 104.031% of the principal amount of the June 5.375% 2026 notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the redemption date). The redemption price of the August 5.375%

2026 notes and the 5.375% stub notes will be equal to 104.031% of the principal amount of the August 5.375% 2026 notes the 5.375% stub notes to be redeemed, respectively, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 5.375% 2026 notes and does not constitute a redemption notice for the 5.375% 2026 notes. The note redemptions will be subject to the satisfaction or waiver of certain conditions, including the consummation of this offering of the additional 2.450% 2028 notes and the 2031 notes, and timing of redemption is subject to change.
Credit Facility Transactions
In connection with the note redemptions, we will amend and restate our Company Credit Facility (as defined below) to, among other things, (i) increase the aggregate amount of term loan borrowings under the Company Credit Facility from $1.45 billion to up to $2.2 billion, (ii) extend the maturity under the Company Credit Facility until 2026, (iii) increase the maximum total net leverage ratio permitted under the total debt to EBITDA financial covenant from 3.50:1.00 to 4.00:1.00, (iv) reduce the applicable margin with respect to borrowings and commitments under the Company Credit Agreement to between 1.50% to 1.125%, based on the total debt to EBITDA ratio and (v) include scheduled amortization payments with respect to the term loan equal to 0.0% for the first year following closing, 2.5% for the second year following closing and 5% thereafter until maturity (collectively, the “Credit Facility Transactions”). After giving effect to the amendment and restatement the total aggregate amount of revolving commitments and terms loans under our Company Credit Agreement will increase from $3.45 billion to up to $4.2 billion. This offering is not conditioned on the finalization of the amended and restated Company Credit Facility.
Organizational Enhancement
On July 13, 2021, the Company announced an organizational enhancement approved by its board of directors. In an effort to further recognize the size and scale of the Company, broaden executives’ capabilities and support the Company’s continued growth and innovation, the Company has created the Office of the President (“OOP”). The OOP will be comprised of Michael Neidorff, Brent Layton and Sarah London. The board has put a succession planning initiative in place across senior management, including the CEO position. The board and our Chief Executive Officer have established this initiative to ensure there is a full continuity plan in place should he decide for personal reasons to step down before the end of his contract.

The Offering
The following summary describes the principal terms of the additional 2.450% 2028 notes and the 2031 notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Additional 2.450% 2028 Notes” and “Description of the 2031 Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the terms and conditions of the additional 2.450% 2028 notes and the 2031 notes, respectively. In this section titled “The Offering,” the “Company,” “we,” “our,” or “us” refers only to Centene Corporation and not any of its subsidiaries.
Issuer
Centene Corporation, a Delaware corporation.
Securities Offered
$500,000,000 aggregate principal amount of 2.450% senior notes due 2028.
$1,300,000,000 aggregate principal amount of 2.625% senior notes due 2031.
Maturity Date
The 2028 notes will mature on July 15, 2028.
The 2031 notes will mature on August 1, 2031.
Interest Rate
The 2028 notes will bear interest at a rate equal to 2.450% per annum.
The 2031 notes will bear interest at a rate equal to 2.625% per annum.
Interest Payment Dates
Interest on the additional 2.450% 2028 notes will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2022. Interest on the additional 2.450% 2028 notes will be deemed to have accrued from July 1, 2021, which was the date of issuance of the existing 2.450% 2028 notes, and the purchase price for the additional 2.450% 2028 notes will include accrued interest on the additional 2.450% 2028 notes from July 1, 2021 to, but not including, the date of issuance of the additional 2.450% 2028 notes.
Interest on the 2031 notes will be payable semi-annually on August 1 and February 1 of each year, beginning on February 1, 2022.
Priority
The additional 2.450% 2028 notes and the 2031 notes will be our senior unsecured obligations and be:
•
equal in right of payment with all of our existing and future senior debt, including our June 5.375% 2026 notes, our 4.25% senior notes due 2027 (the “4.25% 2027 notes”), our 4.625% senior notes due 2029 (the “4.625% 2029 notes”), our 3.375% senior notes due 2030 (the “3.375% 2030 notes”), our August 5.375% 2026 notes, our 3.00% senior notes due 2030 (the “3.00% 2030 notes”), our 2.50% senior notes due 2031 (the “2.50% 2031 notes”), our existing 2.450% 2028 notes and borrowings under our Company Credit Facility;

•	senior in right of payment to any of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to such notes;
•	structurally subordinated to liabilities of our subsidiaries that do not guarantee such notes, including the 5.375% stub notes prior to their redemption; and
•	effectively junior to any of our existing or future secured obligations to the extent of the value of the assets securing such obligations.
As of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had approximately $18.7 billion of senior debt outstanding and approximately $161 million of issued and undrawn letters of credit, and our subsidiaries would have had approximately $28.4 billion of indebtedness and other liabilities outstanding, including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities).
In addition, as of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had $1.7 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500 million plus certain additional amounts based on our total debt to EBITDA ratio). Of the outstanding letters of credit referenced above, none were issued under the Company Credit Facility.
Optional Redemption
Prior to May 15, 2028, the 2028 notes will be redeemable at any time or from time to time in whole or in part at our option at a redemption price described in “Description of the Additional 2.450% 2028 Notes—Optional Redemption.”
Prior to May 1, 2031, the 2031 notes will be redeemable at any time or from time to time in whole or in part at our option at a redemption price described in “Description of the 2031 Notes—Optional Redemption.”
On or after May 15, 2028, the 2028 notes will be redeemable at any time in whole or from time to time in part at our option, at a redemption price equal to 100% of the principal amount of the 2028 notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
On or after May 1, 2031, the 2031 notes will be redeemable at any time in whole or from time to time in part at our option, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Change of Control
If we experience specific kinds of changes of control, we will make an offer to purchase all of the notes of each series at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Additional 2.450% 2028 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2031 Notes—Repurchase at the Option of Holders Upon a Change of Control.”
Certain Covenants
The indenture governing the 2028 notes contains, and the indenture that will govern the 2031 notes will contain, covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
•	create certain liens; and
•	merge or consolidate with other entities.
These covenants are subject to important exceptions and qualifications, that are described under the headings “Description of the Additional 2.450% 2028 Notes—Certain Covenants,” “Description of the 2031 Notes—Certain Covenants,” “Description of the Additional 2.450% 2028 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2031 Notes—Repurchase at the Option of Holders Upon a Change of Control” in this prospectus supplement.
Form and Denomination
The additional 2.450% 2028 notes and the 2031 notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The additional 2.450% 2028 notes and the 2031 notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the additional 2.450% 2028 notes and the 2031 notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances.
Use of Proceeds
Centene intends to use the net proceeds of the offering of the additional 2.450% 2028 notes and the 2031 notes, together with a portion of the proceeds from the Credit Facility Transactions and cash on hand to complete the note redemptions, including all premiums, accrued interest and costs and expenses related to the note redemptions. Pending the application of the net proceeds of the offering for the foregoing purposes, net proceeds may be temporarily used for general corporate purposes. See “Use of Proceeds.”

No Public Market
The 2031 notes will be new securities for which there is currently no established trading market. Certain of the underwriters have advised us that they intend to continue to make a market in the 2028 notes and to make a market for the 2031 notes. The underwriters are not obligated, however, to continue to make a market in the 2028 notes or to make a market for the 2031 notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the 2028 notes or the 2031 notes. See “Underwriting.”
Risk Factors
Investing in the additional 2.450% 2028 notes and the 2031 notes involves substantial risks. You should carefully consider the risks described under the heading “Risk Factors” in addition to the other information contained in this prospectus supplement and the documents incorporated by reference herein before making an investment in the additional 2.450% 2028 notes or the 2031 notes.
Trustee
The Bank of New York Mellon Trust Company, N.A.
For additional information regarding the additional 2.450% 2028 notes and the 2031 notes, see the “Description of the Additional 2.450% 2028 Notes” and “Description of the 2031 Notes” sections of this prospectus supplement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following summary historical consolidated financial information as of December 31, 2020, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2020 has been derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement. The following summary historical consolidated financial information as of June 30, 2021 and for each of the six months ended June 30, 2021 and 2020 has been derived from our unaudited interim consolidated financial statements incorporated by reference into this prospectus supplement. Our unaudited interim financial statements were prepared on the same basis as the audited annual financial statements, and, in the opinion of our management, include all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of the information set forth herein. Our operating results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for any future periods.
On January 23, 2020, we completed the WellCare Acquisition. Accordingly, our operating results for the period following the WellCare Acquisition may not be comparable to the periods prior to the WellCare Acquisition.
This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes, which appear in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated herein by reference. See “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.
	Year Ended December 31,			Six Months Ended June 30,
(in millions, except per share data in dollars)	2018	2019	2020	2020	2021
Statement of Operations Data:
Revenues
Premium	$53,629	$67,439	$100,055	$47,959	$54,560
Service	2,806	2,925	3,745	1,937	2,416
Premium and service revenues	56,435	70,364	103,800	49,896	56,976
Premium tax and health insurer fee	3,681	4,275	7,315	3,841	4,032
Total revenues	60,116	74,639	111,115	53,737	61,008
Expenses:
Medical costs	46,057	58,862	86,264	40,727	47,780
Cost of services	2,386	2,465	3,303	1,658	2,155
Selling, general and administrative expenses	6,043	6,533	9,867	4,639	4,640
Amortization of acquired intangible assets	211	258	719	363	383
Premium tax expense	3,252	4,469	6,332	3,348	4,164
Health insurer fee expense	709	—	1,476	724	—
Impairment Loss	—	271	72	72	—
Legal settlement expense	—	—	—	—	1,250
Total operating expenses	58,658	72,858	108,033	51,531	60,372
Earnings from operations	1,458	1,781	3,082	2,206	636
Other income (expense):
Investment and other income	253	443	480	280	142
Debt extinguishment costs	—	(30)	(61)	(44)	(46)
Interest expense	(343)	(412)	(728)	(367)	(333)
Earnings from operations, before income tax expense	1,368	1,782	2,773	2,075	399
Income tax expense	474	473	979	827	237
Net earnings	894	1,309	1,794	1,248	162
Loss attributable to noncontrolling interest	6	12	14	4	2
Net earnings attributable to Centene Corporation common shareholders:
Net earnings	$900	$1,321	$1,808	$1,252	$164

	As of December 31,			As of June 30,
(in millions)	2018	2019	2020	2020	2021
Consolidated Balance Sheet Data
Cash and cash equivalents	$5,342	$12,123	$10,800	$12,798	$11,018
Investments and restricted deposits	8,138	9,238	15,493	12,839	16,150
Total assets	30,901	40,994	68,719	68,347	71,539
Medical claims liability	6,831	7,473	12,438	11,418	12,763
Long-term debt	6,648	13,638	16,682	16,708	16,536
Total stockholders’ equity	11,013	12,659	25,885	25,172	26,045
Other Financial Data (Unaudited):
	As of December 31,			Six Months Ended June 30,		Twelve Months Ended June 30, 2021
(in millions)	2018	2019	2020	2020	2021
Adjusted EBITDA(1)	$2,359	$3,329	$5,207	$3,354	$2,825	$4,678
(1)
Adjusted EBITDA is defined as net earnings attributable to Centene before income tax expense, interest expense, depreciation, amortization (excluding senior note premium amortization), non-cash stock compensation expense, debt extinguishment costs, non-cash impairment and legal settlement expense.

Management believes that Adjusted EBITDA, which is a non-GAAP financial measure, provides information that is useful to investors in understanding period-to-period operating results and enhances the ability of investors to analyze Centene’s business trends and to understand Centene’s performance. This non-GAAP financial measure should not be considered in isolation, or as a substitute for the corresponding GAAP financial measures and may not be comparable to similar measures used by other companies. A reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP follows (unaudited):
	As of December 31,			Six Months Ended June 30,		Twelve Months Ended June 30, 2021
(in millions)	2018	2019	2020	2020	2021
Net earnings attributable to Centene Corporation	$900	$1,321	$1,808	$1,252	$164	$720
Income tax expense	474	473	979	827	237	389
Interest expense	343	412	728	367	333	694
Depreciation and amortization	497	645	1,278	628	708	1,358
Stock compensation expense	145	177	281	164	87	204
Impairment	—	271	72	72	—	—
Debt extinguishment costs	—	30	61	44	46	63
Legal settlement	—	—	—	—	1,250	1,250
Adjusted EBITDA	$2,359	$3,329	$5,207	$3,354	$2,825	$4,678

RISK FACTORS
An investment in the additional 2.450% 2028 notes and the 2031 notes involves a number of risks. You should carefully consider all the information set forth in this section and all other information included in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, before deciding to invest in the additional 2.450% 2028 notes or the 2031 notes. In particular, we urge you to consider carefully the factors set forth below and such risk factors as may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. To the extent the COVID-19 pandemic adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in our public filings, which are incorporated by reference in this prospectus supplement), such as those relating to our substantial level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.
Risks Relating to the Notes
We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our and our subsidiaries’ financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. As a result, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness, including the notes. In addition, because we conduct a significant portion of our operations through our subsidiaries, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the notes or to make funds available for that purpose or for other obligations. Pursuant to applicable state limited liability company laws and other laws and regulations, our subsidiaries may not be able to, or may not be permitted to, make distributions to us in order to enable us to make payments in respect of the notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.
We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, as further amended as of November 14, 2019 and as further amended and otherwise modified as of March 18, 2021, by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent (as may be further amended, amended and restated, supplemented or otherwise modified from time to time the “Company Credit Facility”), in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives.

The restrictive covenants in our debt instruments may limit our operating flexibility. Our failure to comply with these covenants could result in defaults under our indentures and future debt instruments even though we may be able to meet our debt service obligations.
The instruments governing certain of Centene’s indebtedness, including the Company Credit Facility, impose or will impose significant operating and financial restrictions on us. These restrictions may in certain circumstances significantly limit, among other things, our ability to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in certain types of mergers or acquisitions. Our future debt instruments may have similar or more restrictive covenants. These restrictions could limit our ability to obtain future financings, make capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the note holders or lenders under any debt instrument could declare a default under the terms of the relevant indebtedness even though we are able to meet debt service obligations and, because our indebtedness has cross-default and cross-acceleration provisions, could cause all or a substantial portion of our debt to become immediately due and payable.
We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. If we default on any future secured debt, the secured creditors could foreclose on their liens. As a result, any event of default could have a material adverse effect on our business and financial condition, and could prevent us from paying amounts due under the notes.
Despite current indebtedness levels, we may still be able to incur substantially more debt, including secured debt, which could further exacerbate the risks we face.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. The terms of the Company Credit Facility do not fully prohibit us or our subsidiaries from incurring additional indebtedness and the indentures governing, or that will govern, the additional 2.450% 2028 notes, the 2031 notes and our outstanding notes do not and will not limit the amount of additional unsecured indebtedness we and our subsidiaries may incur. As of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had approximately $18.7 billion of senior debt outstanding and approximately $161 million of issued and undrawn letters of credit, and our subsidiaries would have had approximately $28.4 billion of indebtedness and other liabilities outstanding, including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities. In addition, as of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had $1.7 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500 million plus certain additional amounts based on our total debt to EBITDA ratio). Of the outstanding letters of credit referenced above, none were issued under the Company Credit Facility. If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, our Company Credit Facility and the indentures governing our outstanding notes (including the indenture that will govern the additional 2.450% 2028 notes) do not, and the indenture that will govern the 2031 notes will not, prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness under the applicable agreement. A substantial amount of debt we incur in the future could be secured. To the extent we were to secure debt we incur in the future under any credit facility or other debt, your ability to receive payments under the additional 2.450% 2028 notes and the 2031 notes will be structurally subordinated to the secured debt, which will have a prior claim on any assets securing the debt, to the extent of the value of those assets, and it is possible that there will be insufficient assets remaining from which claims of the holders of additional 2.450% 2028 notes or the 2031 notes can be satisfied. As of the date of this prospectus supplement, we do not have significant amounts of secured indebtedness.
Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the additional 2.450% 2028 notes and the 2031 notes will be structurally subordinated to our subsidiaries’ obligations.
The additional 2.450% 2028 notes and the 2031 notes will be obligations exclusively of Centene Corporation. Our cash flow and our ability to service our debt, including the 2028 notes and the 2031 notes, depends on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries.

Upon closing of the Magellan Acquisition, Centene intends to redeem the Magellan Notes. Prior to the redemption of such notes, the Magellan Notes will be structurally senior to the 2028 notes and the 2031 notes.
Our subsidiaries are separate and distinct legal entities with no obligations to pay any amounts due on the 2028 notes or the 2031 notes or to provide us with funds for our payment obligations, whether by dividend, distribution, loan or other payments. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us is subject to statutory restrictions and regulatory capital requirements. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations.
None of our subsidiaries will guarantee the 2028 notes or the 2031 notes. As a result, the additional 2.450% 2028 notes and the 2031 notes will be structurally subordinated to all indebtedness and other liabilities (including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries, including the 5.375% stub notes prior to their redemption. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the 2028 notes and the 2031 notes to participate in the assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us. As of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” the 2028 notes and the 2031 notes would have been effectively junior to approximately $28.4 billion of liabilities outstanding of our subsidiaries, including medical claims liabilities, accounts payable and accrued expenses, return of premium payable, unearned revenue and other long term liabilities (excluding intercompany liabilities). In addition, our regulated subsidiaries have historically generated substantially all of our revenues. Our regulated subsidiaries are subject to various state government statutory and regulatory restrictions applicable to insurance companies generally, that limit the amount of dividends, loans and advances and other payments they can make to us. If insurance regulators at any time determine that payment of a dividend or any other payment to us would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to us that would otherwise be permitted without prior approval. Furthermore, if one or more of our regulated subsidiaries becomes insolvent, the regulators may seize its assets to cover its obligations under healthcare policies, which could result in our remaining assets generating insufficient revenue to pay the 2028 notes and the 2031 notes in full or at all.
The ability of holders of the additional 2.450% 2028 notes and the 2031 notes to require Centene to repurchase the 2028 notes or the 2031 notes as a result of a disposition of “substantially all” assets may be uncertain.
The definition of change of control in the indentures governing the 2028 notes and the 2031 notes includes, and will include, a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its restricted subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the 2028 notes and the 2031 notes to require Centene to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of Centene’s assets and the assets of Centene’s restricted subsidiaries taken as a whole to another person or group may be uncertain. See “Description of the Additional 2.450% 2028 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2031 Notes—Repurchase at the Option of Holders Upon a Change of Control.”
We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.
Upon a change of control, we will be required to offer to repurchase the notes of each series at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes of each series or that the restrictions in our Company Credit Facility or any other future indebtedness will not allow such repurchases. In order to satisfy our obligations, we could seek to refinance the notes of each series and any other indebtedness then required to be repurchased, or obtain a waiver from the holders of the notes of each series and other affected indebtedness. However, we may not be able to obtain a waiver or effect a refinancing on terms acceptable to us, if at all. Our failure to purchase, or give notice of an offer to purchase, the notes of each series would be a default under the indentures governing the notes of each series, our Company

Credit Facility and the indentures governing our June 5.375% 2026 notes, 4.25% 2027 notes, 4.625% 2029 notes, 3.375% 2030 notes, August 5.375% 2026 notes, 3.00% 2030 notes, 2.50% 2031 notes, existing 2.450% 2028 notes and may constitute a default under future indebtedness as well. See “Description of the Additional 2.450% 2028 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2031 Notes—Repurchase at the Option of Holders—Change of Control.”
In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the notes of each series, constitute a “change of control” that would require us to repurchase the notes of each series, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of the Additional 2.450% 2028 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2031 Notes—Repurchase at the Option of Holders—Change of Control.”
There are or will be limited covenants in the indentures governing the notes of each series.
The indenture that governs the 2028 notes and the indenture that will govern the 2031 notes do not or will not contain covenants that limit our ability or the ability of our restricted subsidiaries to incur or guarantee additional indebtedness and issue preferred stock, pay dividends or make other distributions, make other restricted payments and investments, sell assets, including capital stock of restricted subsidiaries, incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments and engage in transactions with affiliates. As a result, the holders of our outstanding notes and the notes of each series will not be able to prevent us from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions, any of which could substantially affect our capital structure and have an adverse impact on your investment in the notes.
While a limited trading market for the 2028 notes developed after the issuance of the existing 2.450% 2028 notes, there can be no assurance that an active trading market for the 2028 notes will be maintained or will be liquid. There is currently no public market for the 2031 notes, and an active trading market may not develop for the 2031 notes. The failure of a market to develop or to be maintained could adversely affect the liquidity and value of the notes.
While a limited trading market for the 2028 notes developed after the issuance of the existing 2.450% 2028 notes, there can be no assurance that an active trading market for the 2028 notes will be maintained or will be liquid. The 2031 notes are a new issue of securities, and there is no market for the 2031 notes and an active trading market may not develop for the 2031 notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that following the completion of this offering, certain of the underwriters currently intend to continue to make a market in the 2028 notes and to make a market in the 2031 notes. However, they are not obligated to do so and any market-making activities with respect to the 2028 notes or the 2031 notes may be discontinued by them at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. There can be no assurance as to the liquidity of any existing market or any market that may develop for the 2028 notes or the 2031 notes. If an active, liquid market does not develop or is not maintained for the 2028 notes or the 2031 notes, the market price and liquidity of the 2028 notes or the 2031 notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.
The liquidity of the trading market, if any, and future trading prices of the 2028 notes and the 2031 notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

U.S. federal and state fraudulent transfer laws may permit a court to void the additional 2.450% 2028 notes or the 2031 notes, and if that occurs, you may not receive any payments on the 2028 notes or the 2031 notes, as applicable.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the additional 2.450% 2028 notes or the 2031 notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the additional 2.450% 2028 notes or the 2031 notes could be voided as a fraudulent transfer or conveyance if we (a) issued the additional 2.450% 2028 notes or the 2031 notes with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for issuing the additional 2.450% 2028 notes or the 2031 notes and, in the case of (b) only, one of the following is also true at the time thereof:
•	we were insolvent or rendered insolvent by reason of the issuance of the additional 2.450% 2028 notes or the 2031 notes;
•	the issuance of the additional 2.450% 2028 notes or the 2031 notes left us with an unreasonably small amount of capital or assets to carry on its business;
•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature; or
•	we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, the judgment is unsatisfied after final judgment.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that we did not receive reasonably equivalent value or fair consideration for issuing the additional 2.450% 2028 notes or the 2031 notes to the extent we did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the additional 2.450% 2028 notes or the 2031 notes.
We cannot be certain as to the standards a court would use to determine whether or not we were insolvent at the relevant time or, regardless of the standard that a court uses, whether the additional 2.450% 2028 notes or the 2031 notes would be subordinated to our other debt. In general, however, a court would deem an entity insolvent if:
•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.
If a court were to find that the issuance of the additional 2.450% 2028 notes or the 2031 notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the additional 2.450% 2028 notes or the 2031 notes and subordinate the additional 2.450% 2028 notes or the 2031 notes to presently existing and future indebtedness of the applicable obligor or require the holders of the additional 2.450% 2028 notes or the 2031 notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred with respect to the additional 2.450% 2028 notes or the 2031 notes, you may not receive any repayment on the additional 2.450% 2028 notes or the 2031 notes, as applicable.
Further, as a court of equity, the bankruptcy court may subordinate the claims in respect of the additional 2.450% 2028 notes or the 2031 notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of the additional 2.450% 2028 notes or the 2031 notes, as applicable, engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to the 2028 notes or the 2031 notes of either series by rating agencies may increase our future borrowing costs and reduce our access to capital.
There can be no assurances that any rating assigned to the 2028 notes or the 2031 notes of either series will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to the 2028 notes or the 2031 notes of either series by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a material adverse impact on our financial condition and results of operations.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $1,780 million, after deducting underwriting discounts and commissions and estimated expenses of the offering. Centene intends to use the net proceeds of the offering of the additional 2.450% 2028 notes and the 2031 notes, together with a portion of the proceeds from the Credit Facility Transactions and cash on hand to complete the note redemptions, including all premiums, accrued interest and costs and expenses related to the note redemptions. Pending the application of the net proceeds of the offering for the foregoing purposes, net proceeds may be temporarily used for general corporate purposes.
Certain of the underwriters or their affiliates are lenders, agents or managers for the lenders under our Company Credit Facility. To the extent that certain of the underwriters or their affiliates hold any of the 5.375% 2026 notes, they will receive a portion of the proceeds of this offering of the additional 2.450% 2028 notes and the 2031 notes if and to the extent such proceeds are used to redeem any of the 5.375% 2026 notes that are held by certain of the underwriters or their affiliates. See “Underwriting—Other Relationships.”

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2021, (1) on an actual basis, (2) on a pro forma as adjusted basis after giving effect to the previously completed financing for the Magellan Acquisition and the anticipated use of proceeds therefrom, the Magellan Acquisition and the repayment of the Magellan Notes and Magellan Health’s term loan through the use of unregulated cash and proceeds from the liquidity of Magellan Health’s short-term investments and the purchase of the remaining 60% interest of Circle Health in July 2021 for $705 million in cash (the “Circle Transaction”) (3) on a pro forma as further adjusted basis after giving effect to this offering, the application of the proceeds thereof for the note redemptions and the Credit Facility Transactions as described under “Use of Proceeds.” Assumptions related to Magellan Health are as of March 31, 2021.
You should read this table in conjunction with “Use of Proceeds” and the financial statements incorporated by reference in this prospectus supplement. You should not place undue reliance on the following as adjusted information and the other as adjusted information in this prospectus supplement because this offering is not contingent upon any of the transactions reflected in the adjustments included in the following information.
	As of June 30, 2021
(in millions, except shares in thousands)	Actual	Pro Forma As Adjusted(1)	Pro Forma As Further Adjusted
Cash and cash equivalents(2)	$11,018	$9,990	$9,990
Current portion of long-term debt	$253	$253	$253
Revolving credit facility(3)	154	212	335
Term loan credit facility(4)	1,450	1,450	2,200
Additional 2.450% 2028 notes and 2031 notes offered hereby(5)	—	—	1,800
June 5.375% 2026 notes	1,800	1,800	—
August 5.375% 2026 notes(6)	790	790	—
4.25% 2027 notes(6)	2,483	2,483	2,483
4.625% 2029 notes	3,500	3,500	3,500
3.375% 2030 notes	2,000	2,000	2,000
3.00% 2030 notes	2,200	2,200	2,200
2.50% 2031 notes	2,200	2,200	2,200
Existing 2.450% 2028 notes	—	1,800	1,800
Other long-term debt(7)	(41)	(46)(8)	(51)(9)
Total debt	16,789	18,642	18,720
Redeemable noncontrolling interests(10)	83	83	83
Shareholders’ equity:
Preferred stock, $0.001 par value; authorized 10,000 shares; no shares issued or outstanding, actual and as adjusted	—	—	—
Common stock, $0.001 par value; authorized 800,000 shares; 599,988 issued and 583,002 outstanding, actual, as adjusted and as further adjusted	1	1	1
Additional paid-in capital	19,545	19,545	19,545
Accumulated other comprehensive earnings	239	239	239
Retained earnings	6,956	6,894(11)	6,816(12)
Treasury stock, at cost (16,986 actual and as adjusted)	(830)	(830)	(830)
Total Centene stockholders’ equity	25,911	25,849	25,771
Noncontrolling interest	134	134	134
Total stockholders’ equity	26,045	25,983	25,905
Total capitalization	$42,917	$44,708	$44,708
(1)	Reflects the payoff of $360 million of Magellan Health’s senior debt, $159 million term loan and $49 million in related make-whole premiums. Magellan balances are as of March 31, 2021.
(2)	Reflects the use of $1,028 million of cash on hand to fund a portion of the cash consideration for the Magellan Acquisition.
(3)
As of June 30, 2021, under the Company Credit Facility, the Company has $154 million of borrowings outstanding under its $2.0 billion revolving credit facility. On a pro forma as adjusted basis, this reflects additional borrowings of $58 million to fund a portion of the cash consideration for the Magellan Acquisition. On a pro forma as further adjusted basis, this reflects further additional borrowings of $123 million to pay debt issuance costs and make-whole premiums associated with the early redemption of the 5.375% 2026 notes.

(4)
As of June 30, 2021, under the Company Credit Facility, the Company has $1.45 billion of borrowings under its term loan facility, which is fully drawn. On a pro forma as further adjusted basis, the Company has $2,200 million of borrowings outstanding under its term loan facility after giving effect to the Credit Facility Transactions and related additional borrowings, and is fully drawn. This capitalization table does not reflect an estimated $8 million of fees in connection with the Credit Facility Transactions and any additional borrowings under the Company Credit Facility.

(5)	These notes represent the aggregate principal amount of notes offered.
(6)	Includes unamortized premium or discount. This also includes the 5.375% stub notes, of which $2.782 million is outstanding.
(7)	Includes finance leases, construction loan payable, and debt issuance costs.
(8)	Adjusted for the estimated $24 million in debt issuance costs associated with the existing 2.450% 2028 notes and the assumption of $19 million of Magellan Health’s finance leases and other debt.
(9)
Adjusted for the estimated $20 million in estimated debt issuance costs associated with the additional 2.450% 2028 notes and 2031 notes offered hereby and the write-off of $15 million of unamortized debt issuance costs associated with the repayment of the 5.375% 2026 notes.

(10)
As a result of put option agreements, noncontrolling interest is considered redeemable and is classified in the redeemable noncontrolling interests section of the consolidated balance sheets. Noncontrolling interest is initially measured at fair value using the binomial lattice model as of the acquisition date. We have elected to accrete changes in the redemption value through additional paid-in capital over the period from the date of issuance to the earliest redemption date following the effective interest method.

(11)
Reflects $40 million of estimated acquisition closing costs, the recording of $49 million in estimated make-whole premiums associated with the early repayment of the Magellan Notes, partially offset by a gain of $27 million resulting from the fair value adjustment and repayment of the Magellan Notes.

(12)
Reflects the recording of $103 million in estimated make-whole premiums associated with the early repayment of the 5.375% 2026 notes and the write-off of $15 million in unamortized debt issuance costs associated with the repayment of the 5.375% 2026 notes, partially offset by the write-off of $40 million of unamortized premiums associated with the 5.375% stub notes.

DESCRIPTION OF THE ADDITIONAL 2.450% 2028 NOTES
Centene will issue 2.450% senior notes due 2028 (the “additional 2.450% 2028 notes”) under a base indenture, dated as of October 7, 2020 (the “base indenture”), between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a third supplemental indenture with respect to the notes dated as of July 1, 2021 (the “third supplemental indenture” and, together with the base indenture, the “2028 indenture”), between Centene and the trustee. This description supplements and, to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.
On July 1, 2021, $1,800.0 million aggregate principal amount of 2.450% senior notes due 2028 (the “existing 2.450% 2028 notes”) were issued, all of which remain outstanding under the 2028 indenture. The additional 2.450% 2028 notes will be treated as a single class with the existing 2.450% 2028 notes and will have the same terms as the existing 2.450% 2028 notes, other than the date of issuance and issue price. The additional 2.450% 2028 notes will have the same CUSIP numbers and ISINs as, and will be fungible with, the existing 2.450% 2028 notes
Unless the context otherwise requires, the existing 2.450% 2028 notes and the additional 2.450% 2028 notes are referred to collectively solely in this “Description of the Additional 2.450% 2028 Notes” as the “notes.”
You can find the definitions of certain terms used in this “Description of the Additional 2.450% 2028 Notes” under the subheading “—Certain Definitions.” In this “Description of the Additional 2.450% 2028 Notes,” references to “Centene,” the “Issuer,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.
The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of the Additional 2.450% 2028 Notes” and the “Description of Debt Securities” in the accompanying prospectus are a summary of the material provisions of the indenture. They do not restate that agreement in its entirety. We urge you to read the indenture because it, and not this “Description of the Additional 2.450% 2028 Notes” or the “Description of Debt Securities” in the accompanying prospectus defines your rights as holders of the notes. A copy of the indenture is available upon request to Centene at the address indicated under “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus supplement. Certain defined terms used in this “Description of the Additional 2.450% 2028 Notes” and the “Description of Debt Securities” in the accompanying prospectus but not defined below under the caption “—Certain Definitions” or elsewhere in this “Description of the Additional 2.450% 2028 Notes” or the “Description of Debt Securities” in the accompanying prospectus have the meanings assigned to them in the indenture.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Additional 2.450% 2028 Notes
The additional 2.450% 2028 notes
The additional 2.450% 2028 notes:
•	will be senior unsecured obligations of Centene;
•
will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the existing 2.450% 2028 notes, the 2.625% notes due 2031 offered hereby and the Company Credit Facility;

•	will be effectively junior to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and
•	will be senior in right of payment to any future subordinated Indebtedness of Centene.
None of Centene’s subsidiaries will guarantee the additional 2.450% 2028 notes. As a result, the additional 2.450% 2028 notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries, including the 5.375% stub notes prior to their redemption. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the additional 2.450% 2028 notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any Indebtedness of the subsidiary senior to that held by Centene.
All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the additional 2.450% 2028 notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the additional 2.450% 2028 notes. See “Risk Factors—Risks Relating to the Notes—Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the notes will be structurally subordinated to our subsidiaries’ obligations.”
As of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had approximately $18.7 billion of senior debt outstanding and approximately $161 million of issued and undrawn letters of credit, and our subsidiaries would have had approximately $28.4 billion of indebtedness and other liabilities outstanding, including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities). In addition, as of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had $1.7 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500 million plus certain additional amounts based on our total debt to EBITDA ratio). Of the outstanding letters of credit referenced above, none were issued under the Company Credit Facility. On the issue date of the additional 2.450% 2028 notes, all of our direct and indirect Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants —Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to certain restrictive covenants in the 2028 indenture.
Principal, Maturity and Interest
In this offering, the Issuer will issue $0.5 billion aggregate principal amount of additional 2.450% 2028 notes. Upon issuance of the additional 2.450% 2028 notes, $2.3 billion aggregate principal amount of the notes will be outstanding. The Issuer may issue additional notes (“Additional notes”) under the 2028 indenture from time to time after this offering. The existing 2.450% 2028 notes, the additional 2.450% 2028 notes offered hereby and any Additional notes subsequently issued under the 2028 indenture will be treated as a single class for all purposes under the 2028 indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, in the event that any Additional notes are not fungible with the notes for federal income tax purposes, such non-fungible Additional notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the additional 2.450% 2028 notes. The Issuer will issue the additional 2.450% 2028 notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
The notes will mature on July 15, 2028. Interest on the notes will accrue at the rate of 2.450% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2022. The Issuer will make each interest payment to the holders of record on the immediately preceding January 1 and July 1. Interest on the additional 2.450% 2028 notes will be deemed to have accrued from July 1, 2021, which was the date of issuance of the existing 2.450% 2028 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes
The Trustee will initially act as the paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Optional Redemption
Prior to May 15, 2028 (two months prior to the maturity date) (the “Par Call Date”), the notes will be redeemable at any time or from time to time in whole or in part at the Issuer’s option at a redemption price equal to the greater of:
(1)	100% of the principal amount of the notes being redeemed on that redemption date, and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such notes matured on the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the notes being redeemed to, but excluding, the date of redemption.
On or after the Par Call Date, the notes will be redeemable at any time in whole or from time to time in part at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes shall be payable on such interest payment dates to the persons who were registered holders of such notes at the close of business on the applicable record dates.
Any redemption of the notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
For purposes of these redemption provisions, the following terms have the following meanings:
“Treasury Rate” means, the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes (assuming the notes mature on the Par Call Date) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.
“Statistical Release” means that statistical release designated “H.15” or any successor publication published daily by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded

U.S. Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the indenture, then such other reasonably comparable index Centene designates.
Selection and Notice
If less than all of the notes are to be redeemed at any time, such notes to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).
No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for notes held in book entry form) or first class mail at least 15 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes, a satisfaction and discharge of the indenture or a redemption of the notes subject to one or more conditions precedent.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.
The Trustee shall not be responsible for any actions taken or not taken by DTC.
Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described below under the caption “—Repurchase at the Option of Holders Upon a Change of Control.” The Issuer may at any time and from time to time purchase notes in the open market or otherwise.
Repurchase at the Option of Holders Upon a Change of Control
Upon the occurrence of a Change of Control with respect to the notes, each holder of the notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).
Within 30 days following the date upon which the Change of Control occurred the Issuer will send a notice to each holder of the notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than five Business Days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the indenture by virtue of such compliance. On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)	accept for payment all notes or portions of notes validly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes validly tendered and not withdrawn; and

(3)
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes or portions of such notes being purchased by the Issuer.

The paying agent will promptly send to each holder of notes validly tendered the Change of Control Payment for the notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to the unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The Company Credit Facility, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture and the 2028 indenture each provide, and the indenture governing the 2.625% notes due 2031 offered hereby will provide, that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repay any borrowings outstanding under the Company Credit Facility and to repurchase the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the notes or the 2.625% notes due 2031 offered hereby, in each case following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repayments or repurchases. Centene’s failure to repay the Company Credit Facility or to repurchase the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the notes or the 2.625% notes due 2031 offered hereby, in each case in connection with a Change of Control would result in a Default under the Company Credit Facility, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture, the 2028 indenture and the indenture governing the 2.625% notes due 2031 offered hereby, respectively. Such a Default would, in turn, constitute a default under other existing Indebtedness of Centene and may constitute a default under future Indebtedness as well. The Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See “—Amendment, Supplement and Waiver.” The provisions of the 2028 indenture would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.
The Issuer will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control if (a) a third party makes the Change of Control Offer with respect to the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the 2028 indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption of all outstanding notes has been given pursuant to the 2028 indenture as described above under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the redemption price on the redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the redemption notice to be satisfied. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.

If holders of not less than 90.0% of the aggregate principal amount of the outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer (as defined above) and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party, as the case may be, shall have the right, upon at least 15 but not more than 60 days prior notice, given not more than 30 days following such initial purchase, to purchase all of the notes that remain outstanding following such initial purchase at a price equal to the price offered to each other holder in the applicable Change of Control Offer, plus accrued and unpaid interest, if any, to, but excluding, the date of such second purchase (subject to the rights of holders of the notes of record on the relevant record date to receive interest due on an interest payment date falling prior to such second purchase date).
Certain Covenants
Overview
Holders of the notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “—Liens,” and “—Merger, Consolidation or Sale of Assets” and above under “—Repurchase at the Option of Holders Upon a Change of Control,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect the holders.
Liens
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes with the same relative priority as such Indebtedness has with respect to the notes.
Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien should be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes.
With respect to any Lien securing Indebtedness that was permitted under this covenant to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Merger, Consolidation or Sale of Assets
The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person; unless:
(1)	either:
(a)	the Issuer is the surviving Person; or
(b)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance, division or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that, in the case that the Surviving Entity is not a corporation, a corporation organized or existing under such laws is a co-obligor under the notes and the 2028 indenture;

(2)	the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Issuer under the notes and the 2028 indenture; and

(3)	immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing.
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Issuer may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the 2028 indenture. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will only be permitted if no Default or Event of Default would be in existence following such designation.
All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.
SEC Reports
The 2028 indenture provides that whether or not required, so long as the notes are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer would be required to file with the SEC if subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The 2028 indenture further provides that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the notes if the Issuer has filed such reports with the SEC via the EDGAR filing system or any successor system and such reports are publicly available.
Events of Default and Remedies
Each of the following is an “Event of Default” with respect to the notes:
(1)	default for 30 consecutive days in the payment when due and payable of interest on the notes;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the notes (upon maturity, redemption, required repurchase or otherwise);
(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”
(4)
failure by the Issuer or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the caption “—Repurchase at the Option of Holders Upon a Change of Control;”

(5)	failure by the Issuer for 120 days after notice to comply with the provisions described under the caption “—SEC Reports;”

(6)
failure by the Issuer or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of its other covenants or agreements in the 2028 indenture or such notes;

(7)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of such Indebtedness at its express maturity prior to the expiration of any applicable grace period (a “Payment Default”); or
(b)
results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $300 million or more;

(8)
failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300 million, which judgments are not paid, discharged or stayed for a period of 90 days; and

(9)
certain events of bankruptcy, insolvency or reorganization described in the 2028 indenture with respect to the Issuer or any Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, that remains for 90 days undismissed.

In the case of an Event of Default specified in clause (9), with respect to the Issuer, any Subsidiary that constitutes a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the notes, the Trustee or the holders of at least 25.0% in aggregate principal amount of the notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes due and payable immediately.
Holders of the notes may not enforce the 2028 indenture or the notes except as provided in the 2028 indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default with respect to the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the notes.
The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the 2028 indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes, and rescind any acceleration and its consequences with respect to the notes.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the 2028 indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any Obligations of the Issuer under the notes, the 2028 indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:
(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on the notes when such payments are due from the trust referred to below;
(2)
the Issuer’s Obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s Obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the 2028 indenture.
In addition, the Issuer may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the 2028 indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes:
(1)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the Stated Maturity or on the redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default with respect to the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);

(5)
such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2028 indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)
the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)
the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in respect of the notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the 2028 indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default with respect to the notes or compliance with any provision of the 2028 indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
Without the consent of each holder of notes, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)	reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;
(2)
reduce the principal of or change the Stated Maturity of the notes or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions and applicable definitions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(3)	reduce the rate of or change the time for payment of interest on the notes;
(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any such note payable in money other than that stated in such note;
(6)
make any change in the provisions (including applicable definitions) of the 2028 indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, or interest or premium, if any, on the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(7)
waive a redemption or repurchase payment with respect to the notes (other than a payment required by the provisions related to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”); or

(8)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of the notes, the Issuer and the Trustee may amend or supplement the 2028 indenture or the notes:
(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated notes in addition to or in place of certificated notes;
(3)
to provide for the assumption of the Issuer’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or any other transaction that complies with the 2028 indenture;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that the Issuer determines in good faith (as certified in an officers’ certificate) does not materially and adversely affect the legal rights under the 2028 indenture of any such holder;

(5)	to provide for the issuance of Additional notes in accordance with the 2028 indenture;
(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of the 2028 indenture under the Trust Indenture Act;

(7)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes;
(8)	to evidence and provide the acceptance of the appointment of a successor Trustee under the 2028 indenture;
(9)
to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of notes as additional security for the payment and performance of the Issuer’s or a Guarantor’s Obligations under the 2028 indenture in any property or assets;

(10)	to comply with the rules of any applicable securities depositary;
(11)	to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the 2028 indenture when permitted or required pursuant to the terms of the 2028 indenture;
(12)
to conform the text of the 2028 indenture, the notes or the Subsidiary Guarantees of the notes to the corresponding provision of this “Description of the Additional 2.450% 2028 Notes” or the “Description of Debt Securities” in the accompanying prospectus to the extent that such provision in this “Description of the Additional 2.450% 2028 Notes” or the “Description of Debt Securities” in the accompanying prospectus was intended to be a substantially verbatim recitation of a provision of the 2028 indenture, the notes or the Subsidiary Guarantees of the notes; or

(13)	to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets.”
Satisfaction and Discharge
The 2028 indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(1)	either:
(a)
all notes issued thereunder that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)
all notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default with respect to the notes has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than resulting from the borrowing of funds to be applied to make such deposit) to which the Issuer is a party or by which the Issuer is bound;

(3)	the Issuer has paid or caused to be paid all sums payable by it under the 2028 indenture; and
(4)
the Issuer has delivered irrevocable instructions to the Trustee under the 2028 indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee
If the Trustee becomes a creditor of Centene, the 2028 indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The 2028 indenture provides that in case an Event of Default with respect to the notes occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2028 indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
The Trustee also serves as trustee under the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture and the WellCare 2026 indenture.
Governing Law
The laws of the State of New York govern the 2028 indenture and the existing 2.450% 2028 notes, and will govern the additional 2.450% 2028 notes, in each case without giving effect to applicable principles of conflicts of law.
Certain Definitions
Set forth below are certain defined terms used in the 2028 indenture. Reference is made to the 2028 indenture for a full disclosure of all defined terms used herein, as well as any other capitalized terms used herein for which no definition is provided.
“2026 exchange indenture” means the indenture dated January 23, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2026 exchange notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 exchange indenture.
“2026 indenture” means the indenture dated May 23, 2018, among Centene Escrow I Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated July 1, 2018, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2026 notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 indenture.
“2027 indenture” means the indenture dated December 6, 2019, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2027 notes” means Centene’s 4.25% senior notes due 2027 issued pursuant to the 2027 indenture.
“2028 indenture” means the Base Indenture, as amended by the third supplemental indenture dated July 1, 2021, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2029 indenture” means the indenture dated December 6, 2019, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2029 notes” means Centene’s 4.625% senior notes due 2029 issued pursuant to the 2029 indenture.
“2030 indenture” means the indenture dated February 13, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2030 notes” means Centene’s 3.375% senior notes due 2030 issued pursuant to the 2030 indenture.
“2.50% 2031 indenture” means the Base Indenture, as amended by the second supplemental indenture dated February 17, 2021, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2.50% 2031 notes” means Centene’s 2.50% senior notes due 2031 issued pursuant to the 2.50% 2031 indenture.

“3.00% 2030 indenture” means the Base Indenture, as amended by the first supplemental indenture dated October 7, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“3.00% 2030 notes” means Centene’s 3.00% senior notes due 2030 issued pursuant to the 3.00% 2030 indenture.
“Acquired Debt” means, with respect to any specified Person:
(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Base Indenture” means the indenture dated October 7, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14(d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“BMOH Loan” means a certain construction loan, as amended, restated, replaced, supplemented or otherwise modified from time to time, in the original principal amount of $200,000,000, by and among BMO Harris Bank N.A., as administrative agent, lenders party thereto and Centene Forsyth Subsidiary.
“Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, St. Louis, Missouri or in the jurisdiction of the place of any payment are permitted or required by law to close.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to February 11, 2016.
“Capital Stock” means:
(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:
(1)	Dollars;
(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above and clauses (5) and (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s or at least F-1 by Fitch, and in each case maturing within one year after the date of acquisition;
(6)
readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and

(7)	money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
“Centene Forsyth Project” means the development and construction of an office building complex project by the Centene Forsyth Subsidiary to be located at 7676 of Forsyth Boulevard in Clayton, Missouri.
“Centene Forsyth Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center I LLC, a Delaware limited liability company.
“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.
“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.
“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.
“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.
“Change of Control” means the occurrence of any of the following:
(1)
the consummation of a transaction giving rise to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);

(2)	the adoption of a plan relating to the liquidation or dissolution of Centene;
(3)
the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Centene, measured by voting power rather than number of shares; or

(4)
Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the above, the following shall not constitute a Change of Control: a transaction or series of transactions in which (x) Centene becomes a direct or indirect wholly-owned subsidiary of a holding company and (y) the direct or indirect Beneficial Owners of the Voting Stock of such holding company immediately following such transaction or transactions are substantially the same as the Beneficial Owners of the Voting Stock of Centene immediately prior to such transaction or transactions.
“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, as further amended as of November 14, 2019 and as further amended and otherwise modified as of March 18, 2021, by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any sale of Capital Stock (other than Disqualified Stock) of the Issuer to any Person other than a sale (a) of Capital Stock to any Subsidiary of the Issuer or (b) of Capital Stock pursuant to a Registration Statement on Form S-8 or otherwise relating to Capital Stock issuable under any employee benefit plan of the Issuer.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing 2.450% 2028 notes” means Centene’s 2.450% senior notes due 2028 issued pursuant to the 2028 indenture.
“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.
“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.
“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means any Subsidiary of Centene that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its respective successors and assigns.
“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the indenture to a floating rate liability or obligation.
“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)	in respect of borrowed money;
(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;

(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;
(6)	representing any Hedging Obligations; or
(7)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project, Centene Forsyth Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the indenture.
The amount of any Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) Guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability Guaranteed or supported thereby.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means the date on which the existing 2.450% 2028 notes were initially issued.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Non-Recourse Debt” means Indebtedness:
(1)
as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Liens” means:
(1)	Liens in favor of Centene or any of its Restricted Subsidiaries;
(2)
Liens on any property or assets of a Person existing at the time such Person is merged, amalgamated, consolidated with or into Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger, amalgamation or consolidation and not incurred in contemplation of such merger, amalgamation or consolidation and do not extend to any property or assets other than those of the Person merged, amalgamated or consolidated with or into Centene or the Restricted Subsidiary;

(3)
Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)
Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;

(5)
Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974);

(6)	Liens existing on the Issue Date;
(7)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;
(8)	[Reserved];

(9)
Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);

(10)
Liens to secure Indebtedness (including Capital Lease Obligations) of the Issuer or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (x) $1,200.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;

(11)
Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $1,500.0 million and (y) 3.25% of the Issuer’s Consolidated Total Assets; provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;

(12)
Liens securing (a) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $2,400.0 million or (y) 5.0% of the Issuer’s Consolidated Total Assets or (b) Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $750 million;

(13)	Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(14)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction;
(15)
other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding;

(16)	[Reserved];
(17)
Liens securing Acquired Debt or other Indebtedness, which, in the case of other Indebtedness, is incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided, however, that any such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof), (a) acquired, or (b) of any Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary of the Issuer, in each case in any transaction to which such Indebtedness relates;

(18)
Liens on earnest money deposits of cash or Cash Equivalents, escrow arrangements or similar arrangements made by the Issuer or any Restricted Subsidiary of the Issuer in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indenture;

(19)
Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancings, refundings, restatements, exchanges, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition; provided, however, that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (b) the

Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition at the time the original Lien became a Permitted Lien under the indenture, and (ii) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement;
(20)	Liens given to a public utility or any municipality, regulatory or governmental authority when required by such utility or authority in connection with the operations of that Person;
(21)	Liens securing Indebtedness in an aggregate principal amount not to exceed 1.50% of Consolidated Total Assets at any one time outstanding;
(22)
Liens relating to the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(23)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(24)	Liens to secure Indebtedness of any Subsidiary that is not a Guarantor, permitted to be incurred by the indenture, covering only the assets and properties of such Subsidiary;
(25)	Liens deemed to exist in connection with Investments in repurchase obligations permitted under clause (4) of the definition of “Cash Equivalents” above;
(26)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure the premiums with respect thereto, and Liens, pledges or deposits in the ordinary course of business securing liabilities for premiums or reimbursements or indemnification obligations of (including obligations in respect of letters of credit or bank guaranty for the benefits of) insurance carriers;

(27)
Liens on trusts, cash, Cash Equivalents or Investments used to satisfy and discharge, defease, repurchase or redeem Indebtedness or similar obligations; provided, however, that such satisfaction and discharge, defeasance, repurchase or redemption is otherwise permitted by the indenture;

(28)
Leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the operation of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(29)	Liens securing the notes and any Subsidiary Guarantees;
(30)	Liens securing judgments, orders or awards for the payment of money attachments (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default; and
(31)
prior to the date on which an Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance, debt issuance or Indebtedness or other funds (including any prefunded interest) used to finance all or a portion of such Investment are required to be held in escrow pending release to consummate such Investment.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred under any combination of categories (including in part under one such category and in part under any other such category), (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (C) the amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others Guaranteed by means of a Lien on any asset of the specified Person, the lesser of (x) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the indenture and (y) the amount of the Indebtedness so secured.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.
“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the BMOH Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project, the Centene Forsyth Project or the Centene Plaza Phase II Project, as applicable.
“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.
“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:
(1)	that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)	is Guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(B)	is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)
subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(4)
with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and

(5)
with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture and any supplemental indenture thereto.
“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.
“Trustee” means, with respect to each indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under the indenture and, thereafter, means the successor thereto.
“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:
(1)	has no Indebtedness other than Non-Recourse Debt;
(2)
is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.
“WellCare” means WellCare Health Plans, Inc., a Delaware corporation and wholly owned subsidiary of Centene.
“WellCare 2026 indenture” means the indenture dated August 13, 2018, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the second supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.
“WellCare 2026 notes” means WellCare’s 5.375% senior notes due 2026 issued pursuant to the WellCare 2026 indenture.
Book-Entry, Delivery and Form
Except as set forth below, the additional 2.450% 2028 notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The additional 2.450% 2028 notes will be issued at the closing of this offering only against payment in immediately available funds.
Initially, the additional 2.450% 2028 notes of will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form, except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised Centene that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Centene and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:
(1)
DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;

(2)	Centene in its sole discretion determines that such Global Note shall be exchangeable; or
(3)	there has occurred and is continuing an Event of Default.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same-Day Settlement and Payment
Centene will make payments in respect of the additional 2.450% 2028 notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The additional 2.450% 2028 notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF THE 2031 NOTES
Centene will issue 2.625% senior notes due 2031 (the “notes”) under a base indenture, dated as of October 7, 2020 (the “base indenture”), between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a fourth supplemental indenture with respect to the notes to be dated as of August 12, 2021 (the “fourth supplemental indenture” and, together with the base indenture, the “indenture”), between Centene and the trustee. This description supplements and, to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.
You can find the definitions of certain terms used in this “Description of the 2031 Notes” under the subheading “—Certain Definitions.” In this “Description of the 2031 Notes,” references to “Centene,” the “Issuer,” “we,” “us” and “our” refer only to Centene Corporation and not to any of its subsidiaries.
The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of the 2031 Notes” and the “Description of Debt Securities” in the accompanying prospectus are a summary of the material provisions of the indenture. They do not restate that agreement in its entirety. We urge you to read the indenture because it, and not this “Description of the 2031 Notes” or the “Description of Debt Securities” in the accompanying prospectus defines your rights as holders of the notes. A copy of the indenture will be available upon request to Centene at the address indicated under “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus supplement. Certain defined terms used in this “Description of the 2031 Notes” and the “Description of Debt Securities” in the accompanying prospectus but not defined below under the caption “—Certain Definitions” or elsewhere in this “Description of the 2031 Notes” or the “Description of Debt Securities” in the accompanying prospectus have the meanings assigned to them in the indenture.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the 2031 Notes
The notes
The notes:
•	will be senior unsecured obligations of Centene;
•
will be equal in right of payment to all existing and future senior Indebtedness of Centene, including Centene’s obligations under the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the 2028 notes and the Company Credit Facility;

•	will be effectively junior to any existing or future secured Indebtedness of Centene to the extent of the value of the assets securing such Indebtedness; and
•	will be senior in right of payment to any future subordinated Indebtedness of Centene.
None of Centene’s subsidiaries will guarantee the notes. As a result, the notes will be structurally subordinated to all Indebtedness and other liabilities (including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries, including the 5.375% stub notes prior to their redemption. Any right of Centene to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that Centene is itself recognized as a creditor of the subsidiary, in which case the claims of Centene would still be subordinate in right of payment to any security in the assets of the subsidiary and any Indebtedness of the subsidiary senior to that held by Centene.
All of Centene’s operations are conducted through its subsidiaries. Therefore, Centene’s ability to service its Indebtedness, including the notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to Centene. Certain of Centene’s subsidiaries are restricted by statute, regulatory capital requirements and certain contractual obligations in their ability to make distributions to Centene. As a result, we may not be able to cause such subsidiaries to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors—Risks Relating to the Notes—Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the notes will be structurally subordinated to our subsidiaries’ obligations.”
As of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had approximately $18.7 billion of senior debt outstanding and approximately $161 million of issued and undrawn letters of credit, and our subsidiaries would have had approximately $28.4 billion of indebtedness and other liabilities outstanding, including medical claims liabilities, accounts payable and accrued expenses, unearned revenue and other long term liabilities (excluding intercompany liabilities). In addition, as of June 30, 2021, on a pro forma as further adjusted basis as described in “Capitalization,” Centene would have had $1.7 billion of available and undrawn borrowings under the Company Credit Facility (with an uncommitted option to increase our Company Credit Facility by up to $500 million plus certain additional amounts based on our total debt to EBITDA ratio). Of the outstanding letters of credit referenced above, none were issued under the Company Credit Facility.
On the Issue Date, all of our direct and indirect Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants —Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to certain restrictive covenants in the indenture.
Principal, Maturity and Interest
The Issuer initially will issue $1.3 billion aggregate principal amount of the notes. The Issuer may issue additional notes (“Additional notes”) under the indenture from time to time after this offering. The notes offered hereby and any Additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, in the event that any Additional notes are not fungible with the notes for federal income tax purposes, such non-fungible Additional notes will be issued with a separate CUSIP number and ISIN so they are distinguishable from the notes. The Issuer will issue the notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
The notes will mature on August 1, 2031. Interest on the notes will accrue at the rate of 2.625% per annum and will be payable semi-annually in arrears on August 1 and February 1, commencing on February 1, 2022. The Issuer will make each interest payment to the holders of record on the immediately preceding July 15 and January 15. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
The Trustee will initially act as the paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Restricted Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption
Prior to May 1, 2031 (three months prior to the maturity date) (the “Par Call Date”), the notes will be redeemable at any time or from time to time in whole or in part at the Issuer’s option at a redemption price equal to the greater of:
(1)	100% of the principal amount of the notes being redeemed on that redemption date, and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (exclusive of interest accrued to, but excluding, the date of redemption) that would be due if such notes matured on the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the notes being redeemed to, but excluding, the date of redemption.
On or after the Par Call Date, the notes will be redeemable at any time in whole or from time to time in part at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes shall be payable on such interest payment dates to the persons who were registered holders of such notes at the close of business on the applicable record dates.
Any redemption of the notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
For purposes of these redemption provisions, the following terms have the following meanings:
“Treasury Rate” means, the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes (assuming the notes mature on the Par Call Date) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.
“Statistical Release” means that statistical release designated “H.15” or any successor publication published daily by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the indenture, then such other reasonably comparable index Centene designates.
Selection and Notice
If less than all of the notes are to be redeemed at any time, such notes to be redeemed shall be selected in accordance with the operating procedures of The Depository Trust Company (“DTC”).
No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent by electronic transmission (for notes held in book entry form) or first class mail at least 15 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes, a satisfaction and discharge of the indenture or a redemption of the notes subject to one or more conditions precedent.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.
The Trustee shall not be responsible for any actions taken or not taken by DTC.
Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described below under the caption “—Repurchase at the Option of Holders Upon a Change of Control.” The Issuer may at any time and from time to time purchase notes in the open market or otherwise.
Repurchase at the Option of Holders Upon a Change of Control
Upon the occurrence of a Change of Control with respect to the notes, each holder of the notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling prior to the date of purchase).
Within 30 days following the date upon which the Change of Control occurred the Issuer will send a notice to each holder of the notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than five Business Days and no later than 60 days from the date of such Change of Control, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control provisions of the indenture by virtue of such compliance. On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)	accept for payment all notes or portions of notes validly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes validly tendered and not withdrawn; and
(3)
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes or portions of such notes being purchased by the Issuer.

The paying agent will promptly send to each holder of notes validly tendered the Change of Control Payment for the notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to the unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company Credit Facility, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture and the 2028 indenture each provide, and the indenture will provide, that certain change of control events with respect to Centene will constitute a default thereunder. Any future credit agreements or other agreements to which Centene becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control may result in a default under other Indebtedness of Centene and its Subsidiaries, giving the lenders thereunder the right to require Centene to repay obligations outstanding thereunder. Centene’s ability to repay any borrowings outstanding under the Company Credit Facility and to repurchase (i) the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the 2028 notes or (ii) the notes, in each case following a Change of Control also may be limited by Centene’s then existing resources. There can be no assurance that sufficient funds will be available when necessary to make any required repayments or repurchases. Centene’s failure to repay the Company Credit Facility or to repurchase (i) the 2026 exchange notes, the 2026 notes, the 2027 notes, the 2029 notes, the 2030 notes, the 3.00% 2030 notes, the 2.50% 2031 notes, the 2028 notes or (ii) the notes, in each case in connection with a Change of Control would result in a Default under the Company Credit Facility, the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture and the 2028 indenture, and the indenture, respectively. Such a Default would, in turn, constitute a default under other existing Indebtedness of Centene and may constitute a default under future Indebtedness as well. The Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See “—Amendment, Supplement and Waiver.” The provisions of the indenture would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene that may adversely affect the holders.
The Issuer will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control if (a) a third party makes the Change of Control Offer with respect to the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a Default in the payment of the redemption price on the redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the redemption notice to be satisfied. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Centene and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Centene and its Subsidiaries taken as a whole to another Person or group may be uncertain.
If holders of not less than 90.0% of the aggregate principal amount of the outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer (as defined above) and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party, as the case may be, shall have the right, upon at least 15 but not more than 60 days prior notice, given not more than 30 days following such initial purchase, to purchase all of the notes that remain outstanding following such initial purchase at a price equal to the price offered to each other holder in the applicable Change of Control Offer, plus accrued and unpaid interest, if any, to, but excluding, the date of such second purchase (subject to the rights of holders of the notes of record on the relevant record date to receive interest due on an interest payment date falling prior to such second purchase date).

Certain Covenants
Overview
Holders of the notes will not be able to prevent us and our subsidiaries from incurring substantial additional debt, paying dividends or making other restricted payments or entering into certain types of transactions and, except to the limited extent described below under “—Liens,” and “—Merger, Consolidation or Sale of Assets” and above under “—Repurchase at the Option of Holders Upon a Change of Control,” would not necessarily be protected in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Centene or its subsidiaries that may adversely affect the holders.
Liens
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any consensual Liens of any kind (other than Permitted Liens) against or upon any of their respective properties or assets, now owned or hereafter acquired, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes with the same relative priority as such Indebtedness has with respect to the notes.
Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien should be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes.
With respect to any Lien securing Indebtedness that was permitted under this covenant to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Merger, Consolidation or Sale of Assets
The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of the properties or assets of the Issuer in one or more related transactions, to another Person; unless:
(1)	either:
(a)	the Issuer is the surviving Person; or
(b)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance, division or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that, in the case that the Surviving Entity is not a corporation, a corporation organized or existing under such laws is a co-obligor under the notes and the indenture;

(2)	the Surviving Entity expressly assumes pursuant to agreements reasonably satisfactory to the Trustee all the Obligations of the Issuer under the notes and the indenture; and
(3)	immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing.
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.

Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Issuer may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will only be permitted if no Default or Event of Default would be in existence following such designation.
All Subsidiaries of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.
SEC Reports
The indenture will provide that whether or not required, so long as the notes are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations and deliver to the Trustee within 15 days after the filing of the same would be required by the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer would be required to file with the SEC if subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The indenture will further provide that, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding the Issuer will file with the SEC, to the extent permitted, and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified in the SEC’s rules and regulations. The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of the notes if the Issuer has filed such reports with the SEC via the EDGAR filing system or any successor system and such reports are publicly available.
Events of Default and Remedies
Each of the following is an “Event of Default” with respect to the notes:
(1)	default for 30 consecutive days in the payment when due and payable of interest on the notes;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the notes (upon maturity, redemption, required repurchase or otherwise);
(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”
(4)
failure by the Issuer or any of its Restricted Subsidiaries for 30 consecutive days after notice to comply with the provisions described under the caption “—Repurchase at the Option of Holders Upon a Change of Control;”

(5)	failure by the Issuer for 120 days after notice to comply with the provisions described under the caption “—SEC Reports;”
(6)
failure by the Issuer or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of its other covenants or agreements in the indenture or such notes;

(7)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of such Indebtedness at its express maturity prior to the expiration of any applicable grace period (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $300 million or more;

(8)
failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300 million, which judgments are not paid, discharged or stayed for a period of 90 days; and

(9)
certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Issuer or any Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, that remains for 90 days undismissed.

In the case of an Event of Default specified in clause (9), with respect to the Issuer, any Subsidiary that constitutes a Significant Subsidiary of the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the notes, the Trustee or the holders of at least 25.0% in aggregate principal amount of the notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding notes due and payable immediately.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default with respect to the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the notes.
The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes, and rescind any acceleration and its consequences with respect to the notes.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any Obligations of the Issuer under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for:
(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on the notes when such payments are due from the trust referred to below;
(2)
the Issuer’s Obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s Obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have its Obligations released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes:
(1)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the Stated Maturity or on the redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default with respect to the notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);

(5)
such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)
the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)
the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in respect of the notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default with respect to the notes or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)	reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;
(2)
reduce the principal of or change the Stated Maturity of the notes or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions and applicable definitions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(3)	reduce the rate of or change the time for payment of interest on the notes;
(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any such note payable in money other than that stated in such note;
(6)
make any change in the provisions (including applicable definitions) of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, or interest or premium, if any, on the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”);

(7)
waive a redemption or repurchase payment with respect to the notes (other than a payment required by the provisions related to the covenants described above under the caption “—Repurchase at the Option of Holders Upon a Change of Control”); or

(8)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of the notes, the Issuer and the Trustee may amend or supplement the indenture or the notes:
(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated notes in addition to or in place of certificated notes;
(3)
to provide for the assumption of the Issuer’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets or any other transaction that complies with the indenture;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that the Issuer determines in good faith (as certified in an officers’ certificate) does not materially and adversely affect the legal rights under the indenture of any such holder;

(5)	to provide for the issuance of Additional notes in accordance with the indenture;
(6)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(7)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes;
(8)	to evidence and provide the acceptance of the appointment of a successor Trustee under the indenture;
(9)
to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of notes as additional security for the payment and performance of the Issuer’s or a Guarantor’s Obligations under the indenture in any property or assets;

(10)	to comply with the rules of any applicable securities depositary;
(11)	to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture;

(12)
to conform the text of the indenture, the notes or the Subsidiary Guarantees of the notes to the corresponding provision of this “Description of the 2031 Notes” or the “Description of Debt Securities” in the accompanying prospectus to the extent that such provision in this “Description of the 2031 Notes” or the “Description of Debt Securities” in the accompanying prospectus was intended to be a substantially verbatim recitation of a provision of the indenture, the notes or the Subsidiary Guarantees of the notes; or

(13)	to comply with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets.”
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(1)	either:
(a)
all notes issued thereunder that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)
all notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default with respect to the notes has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than resulting from the borrowing of funds to be applied to make such deposit) to which the Issuer is a party or by which the Issuer is bound;

(3)	the Issuer has paid or caused to be paid all sums payable by it under the indenture; and
(4)
the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, Centene must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of Centene, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default with respect to the notes occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the 2026 exchange indenture, the 2026 indenture, the 2027 indenture, the 2029 indenture, the 2030 indenture, the 3.00% 2030 indenture, the 2.50% 2031 indenture, the 2028 indenture and the WellCare 2026 indenture.
Governing Law
The laws of the State of New York will govern the indenture and will govern the notes without giving effect to applicable principles of conflicts of law.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used herein, as well as any other capitalized terms used herein for which no definition is provided.
“2026 exchange indenture” means the indenture dated January 23, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2026 exchange notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 exchange indenture.
“2026 indenture” means the indenture dated May 23, 2018, among Centene Escrow I Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated July 1, 2018, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2026 notes” means Centene’s 5.375% senior notes due 2026 issued pursuant to the 2026 indenture.
“2027 indenture” means the indenture dated December 6, 2019, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2027 notes” means Centene’s 4.25% senior notes due 2027 issued pursuant to the 2027 indenture.
“2028 indenture” means the Base Indenture, as amended by the third supplemental indenture dated July 1, 2021, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2028 notes” means Centene’s 2.450% senior notes due 2028 issued pursuant to the 2028 indenture, including the new 2.450% senior notes due 2028 offered hereby.
“2029 indenture” means the indenture dated December 6, 2019, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2029 notes” means Centene’s 4.625% senior notes due 2029 issued pursuant to the 2029 indenture.
“2030 indenture” means the indenture dated February 13, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2030 notes” means Centene’s 3.375% senior notes due 2030 issued pursuant to the 2030 indenture.
“2.50% 2031 indenture” means the Base Indenture, as amended by the second supplemental indenture dated February 17, 2021, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2.50% 2031 notes” means Centene’s 2.50% senior notes due 2031 issued pursuant to the 2.50% 2031 indenture.
“3.00% 2030 indenture” means the Base Indenture, as amended by the first supplemental indenture dated October 7, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“3.00% 2030 notes” means Centene’s 3.00% senior notes due 2030 issued pursuant to the 3.00% 2030 indenture.
“Acquired Debt” means, with respect to any specified Person:
(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Base Indenture” means the indenture dated October 7, 2020, among Centene and The Bank of New York Mellon Trust Company, N.A., as trustee.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) and Section 14(d) of the Exchange Act, respectively), such “person” or “group,” as the case may be, will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“BMOH Loan” means a certain construction loan, as amended, restated, replaced, supplemented or otherwise modified from time to time, in the original principal amount of $200,000,000, by and among BMO Harris Bank N.A., as administrative agent, lenders party thereto and Centene Forsyth Subsidiary.
“Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation;
(2)	with respect to a partnership, the board of directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, St. Louis, Missouri or in the jurisdiction of the place of any payment are permitted or required by law to close.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, Capital Lease Obligations shall not include any former operating leases which became capital leases solely as a result of changes in lease accounting under GAAP subsequent to February 11, 2016.
“Capital Stock” means:
(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:
(1)	Dollars;
(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above and clauses (5) and (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at least A-1 by S&P or at least P-1 by Moody’s or at least F-1 by Fitch, and in each case maturing within one year after the date of acquisition;
(6)
readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another internationally recognized ratings agency) with maturities of 12 months or less from the date of acquisition; and

(7)	money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
“Centene Forsyth Project” means the development and construction of an office building complex project by the Centene Forsyth Subsidiary to be located at 7676 of Forsyth Boulevard in Clayton, Missouri.
“Centene Forsyth Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center I LLC, a Delaware limited liability company.
“Centene Plaza Phase II Project” means the development and construction of an office building complex project by the Centene Plaza Phase II Subsidiary.
“Centene Plaza Phase II Subsidiary” means the wholly-owned Subsidiary of Centene that will be the initial developer of the Centene Plaza Phase II Project.
“Centene Plaza Project” means the development and construction of an office building complex project by the Centene Plaza Subsidiary to be used as Centene’s headquarters and located at the 7700 block of Forsyth Boulevard in Clayton, Missouri.
“Centene Plaza Subsidiary” means the wholly-owned Subsidiary of Centene named Centene Center LLC, a Delaware limited liability company.
“Change of Control” means the occurrence of any of the following:
(1)
the consummation of a transaction giving rise to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Centene and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act, respectively);

(2)	the adoption of a plan relating to the liquidation or dissolution of Centene;
(3)
the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Centene, measured by voting power rather than number of shares; or

(4)
Centene consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Centene, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Centene or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Centene outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the above, the following shall not constitute a Change of Control: a transaction or series of transactions in which (x) Centene becomes a direct or indirect wholly-owned subsidiary of a holding company and (y) the direct or indirect Beneficial Owners of the Voting Stock of such holding company immediately following such transaction or transactions are substantially the same as the Beneficial Owners of the Voting Stock of Centene immediately prior to such transaction or transactions.
“Company Credit Facility” means the Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019, as further amended as of November 14, 2019 and as further amended and otherwise modified as of March 18, 2021, by and among Centene, the various financial institutions named therein, as lenders, and Wells Fargo Bank, National Association, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Centene and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any sale of Capital Stock (other than Disqualified Stock) of the Issuer to any Person other than a sale (a) of Capital Stock to any Subsidiary of the Issuer or (b) of Capital Stock pursuant to a Registration Statement on Form S-8 or otherwise relating to Capital Stock issuable under any employee benefit plan of the Issuer.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.
“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not formed under the laws of the United States of America or any State thereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“Government Securities” means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Centene’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means any Subsidiary of Centene that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its respective successors and assigns.
“Hedging Obligations” means, with respect to Centene or any of its Restricted Subsidiaries, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to either (a) protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture or (b) transform fixed rate Indebtedness that is permitted to be incurred under the indenture to a floating rate liability or obligation.
“Increased Amount” means, with respect to any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)	in respect of borrowed money;
(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding letters of credit and surety bonds entered into in the ordinary course of business to the extent such letters of credit or surety bonds are not drawn upon;

(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or Trade Payable;
(6)	representing any Hedging Obligations; or
(7)
Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For the avoidance of doubt, to the extent any Indebtedness incurred in connection with the Centene Plaza Project, Centene Forsyth Project and the Centene Plaza Phase II Project appears as a liability on the balance sheet of Centene or one of its Restricted Subsidiaries and is non-recourse to Centene and its Restricted Subsidiaries, such Indebtedness will not constitute “Indebtedness” for all purposes under the indenture.

The amount of any Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Indirect Obligation” means, with respect to any Person, each obligation and liability of such Person, and all such obligations and liabilities of such Person, incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) Guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Indirect Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability Guaranteed or supported thereby.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means the date on which the notes are initially issued.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Limited Originator Recourse” means a reimbursement obligation of Centene in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that Centene’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the aggregate principal amount of such Indebtedness at such time.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Non-Recourse Debt” means Indebtedness:
(1)
as to which neither Centene nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Centene or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Centene or any of its Restricted Subsidiaries.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to Centene whether or not a claim for post filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Liens” means:
(1)	Liens in favor of Centene or any of its Restricted Subsidiaries;
(2)
Liens on any property or assets of a Person existing at the time such Person is merged, amalgamated, consolidated with or into Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such merger, amalgamation or consolidation and not incurred in contemplation of such merger, amalgamation or consolidation and do not extend to any property or assets other than those of the Person merged, amalgamated or consolidated with or into Centene or the Restricted Subsidiary;

(3)
Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided, in each case, that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)
Liens on any property or assets existing at the time of the acquisition thereof by Centene or any Restricted Subsidiary of Centene; provided that such Liens were in existence prior to such acquisition and not incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property or assets of Centene or the Restricted Subsidiary;

(5)
Liens to secure the performance of statutory Obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under Employee Retirement Income Security Act of 1974);

(6)	Liens existing on the Issue Date;
(7)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Centene and its Restricted Subsidiaries in the ordinary course of business;
(8)	[Reserved];
(9)
Liens securing Hedging Obligations of Centene or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of Centene or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Centene);

(10)
Liens to secure Indebtedness (including Capital Lease Obligations) of the Issuer or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary in an aggregate principal amount not to exceed the greater of

(x) $1,200.0 million and (y) 2.5% of Consolidated Total Assets at any time outstanding; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;
(11)
Liens to secure Indebtedness of Centene’s Foreign Restricted Subsidiaries which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $1,500.0 million and (y) 3.25% of the Issuer’s Consolidated Total Assets; provided that any such Lien covers only the assets of such Foreign Restricted Subsidiaries;

(12)
Liens securing (a) Real Estate Indebtedness not to exceed in the aggregate at any one time outstanding the greater of (x) $2,400.0 million or (y) 5.0% of the Issuer’s Consolidated Total Assets or (b) Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $750 million;

(13)	Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(14)	Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction;
(15)
other Liens incurred in the ordinary course of business of Centene and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed 20.0% of Centene’s Consolidated Total Assets at any one time outstanding;

(16)	[Reserved];
(17)
Liens securing Acquired Debt or other Indebtedness, which, in the case of other Indebtedness, is incurred reasonably contemporaneously to finance an acquisition, merger, consolidation or amalgamation; provided, however, that any such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof), (a) acquired, or (b) of any Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary of the Issuer, in each case in any transaction to which such Indebtedness relates;

(18)
Liens on earnest money deposits of cash or Cash Equivalents, escrow arrangements or similar arrangements made by the Issuer or any Restricted Subsidiary of the Issuer in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indenture;

(19)
Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancings, refundings, restatements, exchanges, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition; provided, however, that (a) any such new Lien shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (2), (4), (6), (10), (11), (12), (15), (17), (18), (24), (29) and (31) of this definition at the time the original Lien became a Permitted Lien under the indenture, and (ii) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement;

(20)	Liens given to a public utility or any municipality, regulatory or governmental authority when required by such utility or authority in connection with the operations of that Person;
(21)	Liens securing Indebtedness in an aggregate principal amount not to exceed 1.50% of Consolidated Total Assets at any one time outstanding;
(22)
Liens relating to the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(23)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(24)	Liens to secure Indebtedness of any Subsidiary that is not a Guarantor, permitted to be incurred by the indenture, covering only the assets and properties of such Subsidiary;
(25)	Liens deemed to exist in connection with Investments in repurchase obligations permitted under clause (4) of the definition of “Cash Equivalents” above;
(26)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure the premiums with respect thereto, and Liens, pledges or deposits in the ordinary course of business securing liabilities for premiums or reimbursements or indemnification obligations of (including obligations in respect of letters of credit or bank guaranty for the benefits of) insurance carriers;

(27)
Liens on trusts, cash, Cash Equivalents or Investments used to satisfy and discharge, defease, repurchase or redeem Indebtedness or similar obligations; provided, however, that such satisfaction and discharge, defeasance, repurchase or redemption is otherwise permitted by the indenture;

(28)
Leases, licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the operation of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(29)	Liens securing the notes and any Subsidiary Guarantees;
(30)	Liens securing judgments, orders or awards for the payment of money attachments (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default; and
(31)
prior to the date on which an Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance, debt issuance or Indebtedness or other funds (including any prefunded interest) used to finance all or a portion of such Investment are required to be held in escrow pending release to consummate such Investment.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred under any combination of categories (including in part under one such category and in part under any other such category), (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (C) the amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others Guaranteed by means of a Lien on any asset of the specified Person, the lesser of (x) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the indenture and (y) the amount of the Indebtedness so secured.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Centene or any Restricted Subsidiary of Centene pursuant to which (a) Centene or such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.
“Real Estate Indebtedness” means (a) any debt or obligations of Centene or any of its Subsidiaries in whole or in part secured by interests in real property, including, but not limited to, the BMOH Loan and extensions, renewals and refinancings of such Indebtedness and (b) Indirect Obligations of Centene with respect to any debt or obligations of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary and extensions, renewals and refinancings of such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary; provided that such Indebtedness of the Centene Plaza Subsidiary, Centene Forsyth Subsidiary or the Centene Plaza Phase II Subsidiary (with respect to which Centene has Indirect Obligations) is used solely to finance the Centene Plaza Project, the Centene Forsyth Project or the Centene Plaza Phase II Project, as applicable.
“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of Centene or any Restricted Subsidiary of Centene, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.
“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Subsidiary” means a wholly-owned Subsidiary of Centene:
(1)	that is designated a “Securitization Subsidiary” by the Board of Directors of Centene (or a duly authorized committee thereof);
(2)	that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)	is Guaranteed by Centene or any Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(B)	is recourse to or obligates Centene or any other Subsidiary of Centene in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(C)
subjects any property or asset of Centene or any other Subsidiary of Centene, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(4)
with respect to which neither Centene nor any other Subsidiary of Centene has any obligation to maintain or preserve its financial condition or cause such entity to achieve certain levels of operating results; and

(5)
with which neither Centene nor any Subsidiary of Centene has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Centene or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Centene, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Centene giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Centene or any Subsidiary of Centene that are reasonably customary in accounts receivable securitization transactions, as the case may be.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Centene’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture and any supplemental indenture thereto.
“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.
“Trustee” means, with respect to each indenture, The Bank of New York Mellon Trust Company, N.A., and its successors and assigns, until a successor replaces it under the indenture and, thereafter, means the successor thereto.
“Unrestricted Subsidiary” means any Subsidiary of Centene that is designated by the Board of Directors of Centene as an Unrestricted Subsidiary pursuant to a resolution of Centene’s Board of Directors, but only to the extent that such Subsidiary:
(1)	has no Indebtedness other than Non-Recourse Debt;
(2)
is a Person with respect to which neither Centene nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Centene or any of its Restricted Subsidiaries.
“Voting Stock” of any Person as of any date means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors of such Person.
“WellCare” means WellCare Health Plans, Inc., a Delaware corporation and wholly owned subsidiary of Centene.
“WellCare 2026 indenture” means the indenture dated August 13, 2018, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated November 14, 2019, among WellCare and The Bank of New York Mellon Trust Company, N.A., as trustee and the second supplemental indenture dated January 23, 2020, among Wellington Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee.

“WellCare 2026 notes” means WellCare’s 5.375% senior notes due 2026 issued pursuant to the WellCare 2026 indenture.
Book-Entry, Delivery and Form
Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.
Initially, the notes of will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form, except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Centene takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised Centene that DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities among Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised Centene that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank

S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Centene and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, none of Centene, the trustee or any agent of Centene or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised Centene that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Centene. Neither Centene nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Centene and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised Centene that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Centene, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:
(1)
DTC (a) notifies Centene that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Centene fails to appoint a successor depositary within 90 days;

(2)	Centene in its sole discretion determines that such Global Note shall be exchangeable; or
(3)	there has occurred and is continuing an Event of Default.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same-Day Settlement and Payment
Centene will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Centene will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement
System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Centene expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Centene that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes purchased pursuant to and at the price indicated on the cover of this prospectus supplement. Except as specifically described below, this discussion applies only to a Non-U.S. Holder (as defined below) that holds such notes as “capital assets” (generally, property held for investment purposes) for U.S. federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (“IRS”) will not challenge any statement or conclusion in this summary or, if challenged, that a court will uphold such statement or conclusion.
This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations) or qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax, taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements and certain former citizens and former long-term residents of the United States), or to persons that will hold the notes as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. This discussion is not intended to constitute a complete analysis of all tax consequences of the ownership and disposition of the notes. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences applicable to them in their particular circumstances.
For the purposes of this summary, a “U.S. Holder” is a beneficial owner of an offered note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code. For purposes of this summary, a Non-U.S. Holder is a beneficial owner of an offered note that is not (x) a U.S. holder or (y) a partnership or other arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Qualified Reopening
We intend to treat the issuance of the additional 2.450% 2028 notes offered hereby as a “qualified reopening” of the existing 2.450% 2028 notes. Debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Accordingly, we intend to treat the additional 2.450% 2028 notes offered hereby as having the same issue date, the same issue price and the same adjusted issue price as the existing 2.450% 2028 notes for U.S. federal income tax purposes. The remainder of this discussion assumes that the issuance of the additional 2.450% 2028 notes offered hereby will be treated as a qualified reopening of the existing 2.450% 2028 notes.
Pre-Issuance Accrued Interest
A portion of the purchase price of the additional 2.450% 2028 notes offered hereby is attributable to the amount of interest that would have accrued on such notes since July 1, 2021 had they been outstanding since that time (the “pre-issuance accrued interest”). Pursuant to certain Treasury regulations, we intend to treat a portion of the stated interest payment due on the first interest payment date on the additional 2.450% 2028 notes offered hereby equal to any pre-issuance accrued interest as a return of such pre-issuance accrued interest and not as taxable interest on the additional 2.450% 2028 notes. Accordingly, U.S. Holders and Non-U.S. Holders should be able to treat a portion of the stated interest payment due on the first interest payment date on the additional 2.450% 2028 notes offered hereby as a non-taxable return of any pre-issuance accrued interest paid by such holders, rather than as taxable interest. In addition, if a U.S. Holder or Non-U.S. Holder were to sell or otherwise dispose of an additional 2.450% 2028 note offered hereby in a taxable transaction prior to the first interest payment date, such holder should exclude the pre-issuance accrued interest from its amount realized and its adjusted tax basis with respect to such note.
Amortizable Bond Premium
If the amount paid by a U.S. Holder for an additional 2.450% 2028 note (excluding any amount attributable to pre-issuance accrued interest as described above) exceeds the stated principal amount of such additional 2.450% 2028 note, such U.S. Holder will generally be considered to have purchased such additional 2.450% 2028 note with bond premium. Generally, a U.S. Holder may elect to amortize bond premium under the constant yield method over the remaining term of the additional 2.450% 2028 note. If a U.S. Holder elects to amortize bond premium, the election will apply to all taxable debt instruments having bond premium that such U.S. Holder owns or subsequently acquires on or after the first day of the first taxable year to which the election applies, and the election may not be revoked without the consent of the IRS. Amortizable bond premium will be treated as an offset to interest income of an additional 2.450% 2028 note rather than as a separate item of deduction. If a U.S. Holder does not elect to amortize bond premium, then that premium will decrease the gain or increase the loss such U.S. Holder would otherwise recognize on the disposition of such additional 2.450% 2028 note.
Interest Income
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (1) such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if certain tax treaties apply, such interest is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and (2) the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) is not a controlled foreign corporation related to the Company (within the meaning of the Code), and (c) certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (discussed below), and provides its name, address and certain other required information or certain other certification requirements are satisfied.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements.
If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder and, if certain tax treaties apply, such interest is attributable to a permanent establishment or fixed base within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the Non-U.S. Holder delivers to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.

Sale, Exchange, Redemption or Other Disposition
Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “—Interest Income,” a Non-U.S. Holder will not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, retirement or other disposition of the notes unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States, or (2) in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are satisfied.
Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange, retirement or other disposition of the notes will be subject to a flat 30% tax on the gain derived from such sale, exchange, retirement or other disposition, which may be offset by certain U.S.-source capital losses.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of the notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities or (iii) qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payments in respect of the notes held by a Non-U.S. Holder that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (x) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (y) provides certain information regarding the entity’s “substantial United States owners,” which information the applicable withholding agent will be required in turn to provide to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in the notes (including an interest in the notes) by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of Section 3(42) of ERISA or applicable Similar Laws) of any such plan, account or arrangement (each plan or arrangement described in clause (i), (ii) or (iii), a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Company, the underwriters, any guarantors, or their respective affiliates (“Transaction Parties”) will act in a fiduciary capacity with respect to any Covered Plan in connection with its investment in a note.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Such transactions are referred to as “prohibited transactions” and include, without limitation, (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a Covered Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, and the transaction may have to be reversed.
For example, the acquisition and/or holding of notes (including any interest in any such note) by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that potentially may apply to an otherwise prohibited acquisition and holding of the notes (including an interest in a note). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person, provided that such person is a party in interest or disqualified person solely by reason of providing services to the Covered Plan or a relationship to such a service provider, neither such person nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied, or that any exemption would apply to all prohibited transactions that might occur in connection with a Covered Plan’s investment in notes.
Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-United States plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA and the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed herein, to the extent applicable.
Because of the foregoing, the notes and any interests in a note may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation of any applicable Similar Laws.
Representation
By acceptance of a note (including any interest in a note), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted that (A) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase, holding and disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and (B) if the purchaser or transferee is a Covered Plan, none of the Transaction Parties has acted or will act in a fiduciary capacity with respect to the investor’s investment in a note.
The foregoing discussion is necessarily general in nature and does not address all issues that may arise under ERISA, the Code or other applicable Similar Laws, and should not be construed as legal advice or a legal opinion. Further, no assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption or exception would be applicable to the purchase and holding of the notes. Purchasers of notes (including any interest in a note) have the exclusive responsibility for ensuring, to the extent applicable, that their investment complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.
The sale of a note (including any interest in such note) to a Plan pursuant hereto is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan.

UNDERWRITING
J.P. Morgan Securities LLC is acting as sole representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of additional 2.450% 2028 notes and the 2031 notes set forth opposite its name below.
Underwriter	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2031 Notes to be purchased
J.P. Morgan Securities LLC	$120,000,000	$312,000,000
BofA Securities, Inc.	$50,000,000	$130,000,000
Truist Securities, Inc.	$50,000,000	$130,000,000
Wells Fargo Securities, LLC	$50,000,000	$130,000,000
Barclays Capital Inc.	$45,000,000	$117,000,000
MUFG Securities Americas Inc.	$35,000,000	$91,000,000
Fifth Third Securities, Inc.	$30,000,000	$78,000,000
U.S. Bancorp Investments, Inc.	$30,000,000	$78,000,000
Regions Securities LLC	$30,000,000	$78,000,000
PNC Capital Markets LLC	$15,000,000	$39,000,000
BMO Capital Markets Corp.	$15,000,000	$39,000,000
Allen & Company LLC	$10,000,000	$26,000,000
Stifel, Nicolaus & Company, Incorporated	$10,000,000	$26,000,000
CIBC World Markets Corp.	$10,000,000	$26,000,000
Total	$500,000,000	$1,300,000,000
The underwriting agreement provides that the underwriters are obligated, severally and not jointly, to purchase all of the additional 2.450% 2028 notes and the 2031 notes being offered if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.
Per Additional 2.450% 2028 Note	Total
0.875%	$4,375,000
Per 2031 Note	Total
0.875%	$11,375,000
The underwriters propose to offer the additional 2.450% 2028 notes and the 2031 notes initially at the prices set forth on the cover page of this prospectus supplement. Any additional 2.450% 2028 notes and the 2031 notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of 0.375% of the principal amount of the additional 2.450% 2028 notes and 0.375% of the principal amount of the 2031 notes. The underwriters may allow, and such dealers may reallow, to certain other dealers a concession not in excess of 0.25% of the principal amount of the additional 2.450% 2028 notes and 0.25% of the principal amount of the 2031 notes. After the additional 2.450% 2028 notes and the 2031 notes are released for sale, the underwriters may change such offering price and any other selling terms at any time without notice. The underwriters may offer and sell the additional 2.450% 2028 notes and the 2031 notes through certain of their affiliates.
The additional 2.450% 2028 notes and the 2031 notes are offered for sale in only those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers.

Indemnification
In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for those liabilities.
Expenses
We estimate that our offering expenses, excluding discounts, fees and commissions to the underwriters, will be approximately $6.0 million.
Market for the Additional 2.450% 2028 Notes and the 2031 Notes
We do not intend to apply for the additional 2.450% 2028 notes or the 2031 notes to be listed on any securities exchange or to arrange for the additional 2.450% 2028 notes or the 2031 notes to be quoted on any quotation system. Certain of the underwriters have advised us that following the completion of this offering, they presently intend to continue to make a market in the 2028 notes and to make a market in the 2031 notes. The underwriters are not obligated to do so, however, and any market-making activities with respect to the 2028 notes or the 2031 notes may be discontinued at any time at their sole discretion without notice. Accordingly, we cannot give any assurance as to the existence of any market or the liquidity of any market for the 2028 notes or the 2031 notes. If an active trading market for the additional 2.450% 2028 notes or the 2031 notes does not develop, the market price and liquidity of the additional 2.450% 2028 notes or the 2031 notes may be adversely affected. If the additional 2.450% 2028 notes or the 2031 notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the additional 2.450% 2028 notes and the 2031 notes will be made against payment therefor on or about the tenth business day following the date of confirmation of orders with respect to the additional 2.450% 2028 notes and the 2031 notes and the date of this prospectus supplement (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the additional 2.450% 2028 notes and the 2031 notes initially will settle T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.
Over-Allotment, Stabilizing and Related Transactions
In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions.
•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.
•
Stabilizing transactions involve bids to purchase the additional 2.450% 2028 notes and the 2031 notes in the open market for the purpose of pegging, fixing or maintaining the price of the additional 2.450% 2028 notes and the 2031 notes.

•	Syndicate covering transactions involve purchases of the additional 2.450% 2028 notes and the 2031 notes in the open market after the distribution has been completed in order to cover short positions.
Any of these activities may prevent a decline in the market price of the additional 2.450% 2028 notes and the 2031 notes, and may also cause the price of the additional 2.450% 2028 notes and the 2031 notes to be higher than it would otherwise be in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that we will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.
Clear Market
We have agreed that, for a period of 30 days from the closing of this offering, we will not, without the prior written consent of J.P. Morgan Securities LLC, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities similar to the additional 2.450% 2028 notes and the 2031 notes.
Other Relationships
Certain of the underwriters or their affiliates are our customers and may subscribe to services provided by us. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for us and our subsidiaries and certain of our affiliates, for which they receive customary fees and expense reimbursement. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of certain of the underwriters are lenders, agents or managers for the lenders under our Company Credit Facility. To the extent that certain of the underwriters or their affiliates hold any of the 5.375% 2026 notes, they will receive a portion of the proceeds of this offering of the additional 2.450% 2028 notes and the 2031 notes if and to the extent such proceeds are used to redeem any of the 5.375% 2026 notes that are held by certain of the underwriters or their affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include the underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the additional 2.450% 2028 notes and the 2031 notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of additional 2.450% 2028 notes and the 2031 notes which are the subject of the offering contemplated in this prospectus supplement and accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither Centene nor the underwriters have authorized, nor do they authorize, the making of any offer of additional 2.450% 2028 notes and the 2031 notes other than to EEA Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The additional 2.450% 2028 notes and the 2031 notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the additional 2.450% 2028 notes and the 2031 notes to be offered so as to enable an investor to decide to purchase or subscribe for the additional 2.450% 2028 notes and the 2031 notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the additional 2.450% 2028 notes and the 2031 notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the additional 2.450% 2028 notes and the 2031 notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom (the “UK”) will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither Centene nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The additional 2.450% 2028 notes and the 2031 notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (1) a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the additional 2.450% 2028 notes and the 2031 notes to be offered so as to enable an investor to decide to purchase or subscribe for the additional 2.450% 2028 notes and the 2031 notes. Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law of the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the additional 2.450% 2028 notes and the 2031 notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the additional 2.450% 2028 notes and the 2031 notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the UK who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the additional 2.450% 2028 notes and the 2031 notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Centene.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the additional 2.450% 2028 notes and the 2031 notes in, from or otherwise involving the UK.
Canada
The additional 2.450% 2028 notes and the 2031 notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the additional 2.450% 2028 notes and the 2031 notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Hong Kong
The additional 2.450% 2028 notes and the 2031 notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O , and no advertisement, invitation or document relating to the additional 2.450% 2028 notes and the 2031 notes may be issued or may be in the possession of any person for the purpose of issue (whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the additional 2.450% 2028 notes and the 2031 notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The additional 2.450% 2028 notes and the 2031 notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Act) and the underwriters have acknowledged and agreed that they will not offer or sell any additional 2.450% 2028 notes and the 2031 notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”) by the Monetary Authority of Singapore, and the offer of the additional 2.450% 2028 notes and the 2031 notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the additional 2.450% 2028 notes and the 2031 notes may not be circulated or distributed, nor may the additional 2.450% 2028 notes and the 2031 notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA (a “relevant person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the additional 2.450% 2028 notes and the 2031 notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the additional 2.450% 2028 notes and the 2031 notes except:
(1)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the SFA; or
(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Centene has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the additional 2.450% 2028 notes and the 2031 notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Certain legal matters with respect to the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of Centene and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
We may offer and sell from time to time, one or any combination of the securities we describe in this prospectus. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. We or any selling securityholders will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We and/or any selling securityholders, if applicable, may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. These securities may also be resold by selling securityholders. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNC.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, sell the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we and/or any selling securityholders offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information and Incorporation by Reference.”
This prospectus provides you with a general description of our securities. Each time we and/or any selling securityholders offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling securityholders, if applicable. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
You should rely only on the information provided in this prospectus or in any prospectus supplement, including the information incorporated by reference. We and any selling securityholders have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.
Unless the context otherwise requires, the terms (1) the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to (i) for periods prior to the WellCare Acquisition (as defined below), Centene Corporation, together with its consolidated subsidiaries without giving effect to the WellCare Acquisition, and (ii) for periods after the closing of the WellCare Acquisition, Centene Corporation, together with its consolidated subsidiaries, after giving effect to the WellCare Acquisition and (2) “WellCare” refers to WellCare Health Plans, Inc., together with its consolidated subsidiaries, without giving effect to the WellCare Acquisition.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020 (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and in our other filings with the SEC that are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. See “Where You Can Find More Information and Incorporation by Reference.”

CENTENE CORPORATION
Centene is a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. Centene takes a local approach—with local brands and local teams—to provide fully integrated, high-quality and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene also provides education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. Centene believes its local approach, including member and provider services, enables it to provide accessible, quality, culturally-sensitive healthcare coverage to its communities. Centene’s population health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. Centene combines its decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.
Centene’s initial health plan commenced operations in Wisconsin in 1984. Centene was organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Centene’s common stock is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “CNC.”
Centene operates in two segments: Managed Care and Specialty Services. Centene’s Managed Care segment provides health plan coverage to individuals through government subsidized and commercial programs. Centene’s Specialty Services segment includes companies offering diversified healthcare services and products to its Managed Care segment and other external customers. For the year ended December 31, 2019, Centene’s Managed Care and Specialty Services segments accounted for 95% and 5%, respectively, of its total external revenues. Centene’s membership totaled 15.2 million as of December 31, 2019. For the year ended December 31, 2019, Centene’s total revenues and net earnings attributable to Centene were $74.6 billion and $1.3 billion, respectively, and its total cash flow from operations was $1.5 billion.
On January 23, 2020, Centene acquired all of the issued and outstanding shares of WellCare (the “WellCare Acquisition”). The WellCare Acquisition brings a high-quality Medicare platform and further extends our robust Medicaid offerings. The combination enables Centene to provide access to more comprehensive and differentiated solutions across more markets with a continued focus on affordable, high-quality, culturally-sensitive healthcare services.
Centene’s principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and Centene’s telephone number is (314) 725-4477. Centene’s website address is www.centene.com. Information contained on Centene’s website does not constitute part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Centene files quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.
The SEC allows Centene to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus, any accompanying prospectus supplement, any subsequently filed documents deemed to be incorporated by reference or any free writing prospectus prepared by or on behalf of us.
This prospectus and any accompanying prospectus supplement incorporates by reference the documents listed below that Centene has previously filed with the SEC.
•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on April 28, 2020;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2020, January 15, 2020, January 22, 2020, January 23, 2020 (other than Item 7.01 and exhibits related thereto), January 28, 2020, February 5, 2020, February 5, 2020, February 13, 2020, February 21, 2020, February 26, 2020, April 2, 2020 and May 1, 2020;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Centene incorporates by reference any future filings Centene makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone at the following address and telephone number.
By Mail:
Centene
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include the repayment of indebtedness, funding for acquisitions, capital expenditures, additions to working capital and to meet statutory capital requirements in new or existing states. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Unless we specify another use in the applicable prospectus supplement, we will not receive any of the proceeds from a sale of securities by any selling securityholders.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, contained in this prospectus, any prospectus supplement and any documents incorporated by reference are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof).We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of the recently completed WellCare Acquisition, other recent and future acquisitions, investments and the adequacy of our available cash resources.
These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements are based on information available to us on the date of this prospectus or in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus or the date of any accompanying prospectus supplement. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including but not limited to:
•	uncertainty as to our expected financial performance following completion of the WellCare Acquisition;
•	the possibility that the expected synergies and value creation from the WellCare Acquisition will not be realized, or will not be realized within the expected time period;
•
the risk that unexpected costs will be incurred in connection with the integration of the WellCare Acquisition or that the integration of WellCare will be more difficult or time consuming than expected;

•	unexpected costs, charges or expenses resulting from the WellCare Acquisition;
•	the inability to retain key personnel;
•
disruption from the completion and integration of the WellCare Acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;

•	the risk that we may not be able to effectively manage our expanded operations;
•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;
•	competition;
•	membership and revenue declines or unexpected trends;
•	disasters or major epidemics;
•	the impact of the COVID-19 pandemic and response by governments and other third parties;
•	changes in healthcare practices, new technologies, and advances in medicine;

•	increased healthcare costs;
•	changes in economic, political or market conditions;
•
changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (ACA) and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome in “Texas v. United States of America” regarding the constitutionality of the ACA

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•	our ability to adequately price products on the Health Insurance Marketplaces and other commercial and Medicare products;
•	tax matters;
•	the outcome of legal and regulatory proceedings;
•	changes in expected contract start dates;
•	provider, state, federal and other contract changes and timing of regulatory approval of contracts;
•	the expiration, suspension, or termination of our contracts with federal or state governments (including but not limited to Medicaid, Medicare, TRICARE or other customers);
•	the difficulty of predicting the timing or outcome of pending or future litigation or government investigations;
•	challenges to our contract awards;
•	cyber-attacks or other privacy or data security incidents;
•
the possibility that the expected synergies and value creation from acquired businesses, including businesses we may acquire in the future, will not be realized, or will not be realized within the expected time period;

•
the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions;

•	disruption caused by significant completed and pending acquisitions, including, among others, the WellCare Acquisition, making it more difficult to maintain business and operational relationships;
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions;
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;
•	the risk that acquired businesses will not be integrated successfully;
•	the risk that we may not be able to effectively manage our operations as they have expanded as a result of the WellCare Acquisition;
•	restrictions and limitations in connection with our indebtedness;
•
our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;

•	availability of debt and equity financing, on terms that are favorable to us;
•	inflation;
•	foreign currency fluctuations; and

•
the risk that the unaudited pro forma condensed combined financial incorporated by reference in this prospectus may not be reflective of our operating results and financial condition following the completion of the WellCare Acquisition.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” and incorporated by reference in this prospectus and any accompanying prospectus supplement discuss certain of these matters more fully. In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.
We expressly qualify in their entirety all forward-looking statements attributable to us by the cautionary statements contained or referred to in this section.
Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement for reference to the factors that could cause actual results to differ materially.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description, the terms “we,” “our,” “ours,” and “us” refer only to Centene Corporation and not to any of its subsidiaries.
The Indenture
The debt securities will be issued in one or more series under the indenture (the “Indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The description below is a summary and does not contain all the information you may find useful. We urge you to read the Indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in the Indenture, those sections and definitions are incorporated by reference.
General
The debt securities will be our general obligations. The Indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the Indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the Indenture will not limit the amount of other secured or unsecured debt that we may incur or issue.
The senior debt securities will rank equally with all our other unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the Indenture. See “—Subordinated Debt Securities” below. The Indenture will provide that the debt securities may be issued from time to time in one or more series.
We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.
If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of secured long-term indebtedness senior to such senior unsecured indebtedness outstanding as of a recent date.
The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:
•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;
•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;
•
the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method of determining such dates;
•	the date or dates on which any interest will be payable and the applicable record dates;
•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•
any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;
•
if denominations other than $1,000 and any integral multiple thereof in the case of debt securities in registered form, or $1,000 and $5,000 in the case of debt securities in bearer form, the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities (as described below under “-Original Issue Discount Securities”) and the amount of discount;
•	whether such debt securities are secured or unsecured and any collateral securing such debt securities;
•	the provisions for payment of additional amounts or tax redemptions, if any;
•	any addition to, or modification or deletion of, any event of default or covenant specified in the Indenture with respect to such debt securities;
•	whether the debt securities of the series shall be issued in whole or in part in certified form;
•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;
•
if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, the subordination provisions pertaining to such debt securities;
•	material federal income tax considerations, if applicable; and
•	any other special terms pertaining to such debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.
None of our directors, officers, employees, incorporators, or stockholders, past, present or future, will have any liability with respect to our obligations under the Indenture or debt securities.
Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Payment
Unless we specify otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made at the office or agency office or agency maintained by us in New York, New York. Payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.
Registration, Transfer and Exchange
Unless we specify otherwise in the applicable prospectus supplement, a holder may transfer or exchange debt securities in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. We intend to appoint the trustee under the Indenture as security registrar with respect to debt securities issued under the Indenture.
Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
Unless we specify otherwise in the applicable prospectus supplement, we may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another person; unless:
(1)	either:
(a)	we are the surviving corporation; or
(b)
the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, division or other disposition has been made (the “Surviving Entity”) is a person organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

(2)
the Surviving Entity expressly assumes pursuant to a supplemental indenture all our obligations under the debt securities and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after giving effect to such transaction no default or event of default shall have occurred and be continuing.
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more of our subsidiaries, which properties or assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties or assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our properties or assets.
Modification or Amendment of the Indenture
Unless we specify otherwise in the applicable prospectus supplement, except as provided in the next two succeeding paragraphs, the Indenture or the debt securities of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series), and any existing default or event of default or compliance with any provision of the Indenture or the debt securities of any series may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series).

Unless we specify otherwise in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities of any series held by a non-consenting holder):
(1)	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the stated maturity of any debt security;
(3)	reduce the rate of or change the time for payment of interest on any debt security;
(4)
waive a default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of any series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration);

(5)	make any debt securities of any series payable in money other than that stated in the debt securities of such series;
(6)
in the case of subordinated debt securities of any series, modify any of the subordination provisions or the definition of senior debt relating to such series in a manner adverse to the holders of such subordinated debt securities;

(7)
make any change in the provisions (including applicable definitions) of the Indenture relating to waivers of past defaults or the rights of holders of debt securities of any series to receive payments of principal of, or interest or premium, if any, on the debt securities of such series;

(8)	waive a redemption payment with respect to any debt security of any series; or
(9)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding and unless we specify otherwise in the applicable prospectus supplement, without the consent of any holder of debt securities, we and the trustee may amend or supplement the Indenture or the debt securities of one or more series:
(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(3)
to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets or any other transaction that complies with the Indenture;

(4)	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any such holder;
(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(6)	to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities of any one or more series;
(7)	to provide for the issuance of and establish the form and terms and conditions of debt securities as permitted by the Indenture;
(8)
to add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities to waive such an event of default;
(9)
to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture with respect to the debt securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(10)
to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities as additional security for the payment and performance of our or a guarantor’s obligations under the Indenture in any property or assets;

(11)
to add to, change, or eliminate any of the provisions of the Indenture in respect of the debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) will become effective only when there is no such debt security outstanding;

(12)	to comply with the rules of any applicable securities depositary;
(13)	to release a guarantor from its subsidiary guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; or
(14)	to comply with the covenant relating to mergers, consolidations and sales of assets.
Events of Default
Unless we specify otherwise in the applicable prospectus supplement, each of the following is an event of default:
(1)	default for 30 consecutive days in the payment when due and payable of interest on the debt securities of that series;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the debt securities of that series (upon maturity, redemption, required repurchase or otherwise);
(3)	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
(4)	failure by us or any of our restricted subsidiaries to comply with the provisions described under the caption “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers;”
(5)
failure by us for 60 consecutive days after notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding to comply with any of its other covenants or agreements in the Indenture or the debt securities of that series (other than a covenant or warranty that has been included in the Indenture solely for the benefit of debt securities of a series other than that series);

(6)	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to us.
(7)
any other event of default provided with respect to debt securities, which is specified in a board resolution, a supplemental indenture hereto or an officers’ certificate, in accordance with the terms of the Indenture.

In the case of an event of default specified in clause (6), the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities of each such affected series shall become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of each such affected series (each such series voting as a separate class) may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities due and payable immediately.

The holders of at least a majority in aggregate principal amount of the debt securities of all series affected thereby, voting as a single class, by notice to the trustee may on behalf of the holders of all of the debt securities of such affected series waive any existing default or event of default and its consequences under the Indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series, and rescind any acceleration and its consequences with respect to the debt securities of such series.
Legal Defeasance and Covenant Defeasance
Unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities of such series when such payments are due from the trust referred to below;

(2)
our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and
(4)	the defeasance provisions of the Indenture.
In addition, unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the Indenture as well as any additional covenants for a particular series of debt securities (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “-Events of Default” will no longer constitute an event of default with respect to the debt securities of a series.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including mandatory sinking fund or analogous payments, if any), or interest and premium, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no default or event of default has occurred and is continuing with respect to the debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

(6)
we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such series of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7)
we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
Unless we specify otherwise in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:
(1)	either:
(a)
all debt securities of any series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b)
all debt securities of any series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
no default or event of default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by it under the Indenture; and
(4)
we have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Selection and Notice
Unless we specify otherwise in the applicable prospectus supplement, if less than all of the debt securities of a series are to be redeemed at any time, the trustee will select debt securities of the series to be redeemed not more than 60 days before the redemption date therefor in any manner that the trustee in its sole discretion deems fair and appropriate. Unless we specify otherwise in the applicable prospectus supplement, notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address (or electronically for global notes), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities or a satisfaction and discharge of the Indenture.

Subordinated Debt Securities
Debt securities of a series may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The debt securities will be structurally subordinated to all indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are itself recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.
Replacement of Securities
Unless we specify otherwise in the applicable prospectus supplement, we will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the Indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the Indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued.
Governing Law
The laws of the State of New York will govern each Indenture and will govern the debt securities.
Regarding the Trustee
If the trustee becomes a creditor of us, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and the provisions of our certificate of incorporation, as amended, and amended and restated by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our certificate of incorporation, as amended, amended and restated by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information and Incorporation by Reference.”
Authorized Capital Stock of Centene
Our certificate of incorporation, as amended, provides that the total number of shares of capital stock which may be issued by us is 810,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
As of March 31, 2020, we had 579,122,194 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Voting Rights
The holders of our common stock are entitled to one vote on each matter submitted for their vote at any meeting of our stockholders for each share of our common stock held as of the record date for the meeting, including the election of directors. Holders of our common stock do not have cumulative voting rights.
Generally, the affirmative vote of the holders of a majority of the total number of votes cast of our capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter. Certain extraordinary transactions and other actions require supermajority votes, including, but not limited to, the supermajority voting provisions described below in “—Anti-takeover Provisions—Other Supermajority Voting Requirements.”
Liquidation Rights
In the event that we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Dividends
Subject to any preference rights of holders of our preferred stock, the holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the board of directors out of legally available funds.
Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
No Preemptive Rights or Conversion Rights
Our common stock has no preemptive or conversion rights or other subscription rights.
No Redemption Rights or Sinking Fund
No redemption or sinking fund provisions apply to the our common stock.
NYSE Listing
Our common stock is listed on the NYSE under the symbol “CNC.”
Transfer Agent and Registrar
The transfer agent and registrar for the our common stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-takeover Provisions
Some of the provisions in our certificate of incorporation, as amended, our amended and restated by-laws and Delaware law could have the following effects, among others:
•	delaying, deferring or preventing a change in control of Centene;
•	delaying, deferring or preventing the removal of our existing management or directors;
•	deterring potential acquirers from making an offer to our stockholders; and
•	limiting our stockholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers.
The following is a summary of some of the provisions in our certificate of incorporation, as amended, and our amended and restated by-laws that could have the effects described above. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Business Combination Statute
We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Other Supermajority Voting Requirements
In addition to the supermajority requirement for certain business combinations discussed above, Centene’s certificate of incorporation also contains other supermajority requirements, including:
•
a requirement that the vote of 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required to remove a director, with or without cause;

•
a requirement that the vote of 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required for the stockholders to adopt, amend, alter or repeal our amended and restated by-laws; and

•
a requirement that any amendment or repeal of specified provisions of Centene’s certificate of incorporation (including provisions relating to directors and amendment of our amended and restated by-laws) must be approved by at least 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors.

Actions at Meetings of Stockholders; Special Meetings
Our certificate of incorporation, as amended, and amended and restated by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors or the chief executive officer. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.

Classified Board of Directors
Our certificate of incorporation, as amended, and amended and restated by-laws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class.
Directors, and Not Stockholders, Fix the Size of the Centene Board
Our certificate of incorporation, as amended, and amended and restated by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than twelve directors.
Board Vacancies to Be Filled by Remaining Directors and Not Stockholders
Under our certificate of incorporation, as amended, and amended and restated by-laws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.
Advance Notice for Stockholder Proposals
Our by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by our stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made by us. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures.
Limitation on Liability of Directors; Indemnification
Centene’s certificate of incorporation, as amended, provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Centene’s certificate of incorporation, as amended, further provides that any repeal or modification of this limitation of liability by the Centene stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Centene’s certificate of incorporation, as amended, requires that Centene indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the Centene Board. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
The Centene Board may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.

The inclusion of these provisions in the Centene certificate of incorporation, as amended, and amended and restated by-laws may have the effect of reducing the likelihood of derivative litigation against Centene’s directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against Centene’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.
General Provisions Related to Centene Preferred Stock
The following is a description of general terms and provisions of the Centene preferred stock. All of the terms of the Centene preferred stock are, or will be contained in Centene’s certificate of incorporation, as amended, or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information and Incorporation by Reference.”
The Centene Board is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to ten million shares of preferred stock from time to time. The Centene Board has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:
•	subject to redemption at such time or times and at such price or prices;
•
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

•	entitled to such rights upon the dissolution of Centene or upon any distribution of Centene’s assets; or
•
convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing the Centene Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of Centene’s outstanding voting stock.
Certain Effects of Authorized but Unissued Stock
Centene may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable Centene to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. Centene will not solicit approval of its stockholders for issuance of common and preferred stock unless the Centene Board believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

DESCRIPTION OF THE DEPOSITARY SHARES
We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States. The applicable prospectus supplement will set forth the name and address of the depositary and a form of deposit agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant deposit agreement for complete terms of the deposit agreement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.
Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.
The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:
•	the title and the aggregate number of warrants;
•	the offering price for the warrants (if any);
•	the designation and terms of the securities purchasable upon exercise of the warrants;
•	the dates on which the right to exercise such warrants commence and expire;
•	the price or prices at which such warrants are exercisable;
•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;
•	the periods during which and the places at which such warrants are exercisable;
•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the redemption or call provisions (if any) applicable to the warrants;
•	the identity of the warrant agent;
•	the exchanges (if any) on which such warrants may be listed;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:
•	through agents or dealers;
•	to or through underwriters;
•	directly by us and/or the selling stockholders to purchasers; or
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
We and/or the selling stockholders will describe the details of any such offering and the plan of distribution for any securities offering in a prospectus supplement.
In addition, to the extent this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Centene and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as an expert in accounting and auditing.
The consolidated financial statements of WellCare and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, incorporated in this prospectus by reference from Centene’s Current Report on Form 8-K/A dated February 26, 2020 have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$1,800,000,000

2.450% Senior Notes due 2028
2.625% Senior Notes due 2031
Prospectus Supplement
July 29, 2021
Joint Active Book-Running Managers

J.P. Morgan

BofA Securities	Truist Securities	Wells Fargo Securities	Barclays
Co-Managers

MUFG	Fifth Third Securities	US Bancorp	Regions Securities LLC

PNC Capital Markets LLC	BMO Capital Markets	Allen & Company LLC	Stifel	CIBC Capital Markets